UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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STANDEX INTERNATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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
(LOGO) Standex
6 Manor Parkway
Salem, New Hampshire 03079

September 19, 2005

To the Stockholders of Standex International Corporation:

      You are cordially invited to attend the Annual Meeting of Stockholders of Standex International Corporation which will be held at Bank of America, 100 Federal Street, Boston, Massachusetts, on Tuesday, October 25, 2005 at 11:00 a.m.

      We hope that you will be able to attend the meeting. However, whether or not you plan to attend in person, please vote your proxy card promptly, in accordance with the instructions on the card, in order to ensure that your shares will be represented. If you do attend the meeting, you may vote your shares personally.

      This booklet includes the Notice of Annual Meeting and the Proxy Statement, which contain information about the formal business to be acted on by the stockholders. The meeting will also feature a report on the operations of your Company, followed by a question and discussion period.

Sincerely,

/s/ Roger L. Fix

Roger L. Fix
President/Chief Executive Officer

(LOGO) Standex
6 Manor Parkway
Salem, New Hampshire 03079

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      The Annual Meeting of Stockholders of Standex International Corporation (the "Company") will be held at Bank of America, 100 Federal Street, Boston, Massachusetts, on Tuesday, October 25, 2005, at 11:00 a.m. local time for the following purposes:

1.	To fix the number of directors at twelve and to elect four directors to hold office for three-year terms ending on the date of the Annual Meeting of Stockholders in 2008;

2.

To approve certain amendments to the Company's 1998 Long-Term Incentive Plan (the "Plan"), including an amendment to allow all shares authorized for issuance under the Plan to be used for Stock Awards as well as for all other purposes permitted by the Plan; and

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Stockholders of record at the close of business on September 6, 2005 will be entitled to notice of and to vote at the meeting.

Please vote by proxy using any one of the following methods:

(a)	Use the toll free telephone number shown on your proxy card or voting instructions form (if you receive proxy materials from a broker or a bank);

(b)	Visit the Internet Web site at: www.eproxyvote.com/sxi, or follow your broker's instructions relative to Internet voting; or

(c)	Mark, date, sign and mail your proxy card in the prepaid envelope provided.

By Order of the Board of Directors,

/s/ Deborah A. Rosen

Deborah A. Rosen, Secretary

September 19, 2005
Salem, New Hampshire

IMPORTANT

      IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE OR VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET. IF YOU SO CHOOSE, YOU MAY VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

STANDEX INTERNATIONAL CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
October 25, 2005

      This Proxy Statement is being furnished on or about September 19, 2005, in connection with the solicitation of proxies by the Board of Directors of Standex International Corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, October 25, 2005. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, will be voted for the election of each of the individuals nominated by the Board of Directors and in favor of the other proposal set forth in the Notice of Meeting.

      The election of Directors will require the affirmative vote of a plurality of the shares of Common Stock voting, in person or by proxy, at the Annual Meeting. The approval of the amendment to the 1998 Long-Term Incentive Plan will require the affirmative vote of a majority of the shares of Common Stock of the Company voting on the proposal, in person or by proxy, at the Annual Meeting. Stockholders may vote in favor of all nominees for Director, or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to the other proposal, stockholders should specify their choice on the enclosed form of proxy.

      Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on a matter.

Any proxy may be revoked at any time before it is exercised by delivery of written notice to the Secretary of the Company or by executing a subsequent proxy.

      The Board of Directors has fixed September 6, 2005 as the record date for the determination of stockholders entitled to vote at the Annual Meeting. At the record date, there were outstanding and entitled to vote 12,353,695 shares of the Common Stock of the Company. Each share is entitled to one vote.

      All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors and officers, without additional remuneration, may solicit proxies in person and by telecommunications. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this regard.

      To assure the presence in person or by proxy of the necessary quorum for holding the meeting, the Company has employed the firm of Morrow & Co., Inc. to assist in soliciting proxies by mail, telephone, facsimile and personal interview for a fee estimated at approximately $5,000 plus disbursements.

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PROPOSAL 1 -- ELECTION OF DIRECTORS

      The persons named in the enclosed proxy will vote to fix the number of directors at twelve and to elect as directors Thomas E. Chorman, Gerald H. Fickenscher, Roger L. Fix and Daniel B. Hogan for three-year terms expiring in 2008, unless authority to vote for the election of directors is withheld by marking the proxy to that effect. No proxy can be voted for a greater number of persons than the four nominees named below.

      In the event that any nominee for election should become unavailable, the person acting under the proxy may vote for the election of a substitute. Management has no reason to believe that any nominee will become unavailable.

Information about each director and nominee for director at July 31, 2005 follows:

Nominee for Directors for Terms Expiring In 2008	Principal Occupations During Past Five Years and Certain Other Directorships

Thomas E. Chorman Director Since 2004 Age 51

President/Chief Executive Officer of Foamex International, Inc. (a manufacturer of comfort cushioning for the furnishings and automotive markets) from September 2001 through the present; Chief Financial Officer of Ansell Healthcare (a manufacturer of surgical and medical examination gloves) from October 2000 through August 2001; Vice President of Finance of Armstrong World Industries Flooring Division (a manufacturer of residential and commercial flooring products) from September 1997 through October 2000.

Director of Foamex International, Inc.

Gerald H. Fickenscher Director Since 2004 Age 62

Vice President--Europe, Middle East and Africa, Crompton Corporation (a specialty chemicals company) from 1994 through September 2003, when he retired; prior thereto, Chief Financial Officer of Uniroyal Chemical Corporation (a specialty chemicals manufacturer) from 1986 through 1993.

Roger L. Fix Director Since 2001 Age 52

Chief Executive Officer of the Company since January 2003; President of the Company since December 2001; Chief Operating Officer of the Company from December 2001 to December 2002; Chief Executive Officer, Chief Operating Officer and President of Outboard Marine Corporation (manufacturer of marine motors) from August 2000 to February 2001; President and Chief Operating Officer of Outboard Marine Corporation from June 2000 to August 2000.

As President and COO of Outboard Marine Corporation ("OMC") (June-August 2000), Mr. Fix completed a strategic review and commenced implementation of programs to address the financial crisis the company was and had been experiencing since about 1997. Mr. Fix became CEO of OMC

Nominee for Directors for Terms Expiring In 2008	Principal Occupations During Past Five Years and Certain Other Directorships

in August 2000. In December 2000, at the direction of the investors, a voluntary petition in Bankruptcy pursuant to Chapter 11 of the U.S. Bankruptcy Code was filed for OMC. In August 2001, the case converted to a voluntary case under Chapter 7 of the U.S. Bankruptcy Code.

Daniel B. Hogan, J.D., Ph.D. Director Since 1983 Age 62

Managing Director, Fathers and Families (a nonprofit organization advocating shared parenting) since October 2003; President, The Apollo Group (management consultants) from March through October 2003 and from 1991 through 2001; Associate, Stratin Consulting from October 2001 to February 2003; Associate, Department of Psychology, Harvard University from 1996 through 2000.

Directors to Continue in Office for Terms Expiring In 2006	Principal Occupations During Past Five Years and Certain Other Directorships

Charles H. Cannon, Jr. Director Since 2004 Age 53

Senior Vice President of FMC Technologies, Inc. (a manufacturer of systems and products for the energy, food processing and air transportation industries) since March 2004; Vice President of FMC Technologies, Inc. from February 2001 through February 2004; prior thereto, Vice President and General Manager--FMC FoodTech and Transportation Systems Group.

H. Nicholas Muller, III, Ph.D. Director Since 1984 Age 66	President and CEO of The Frank Lloyd Wright Foundation (a foundation promoting the work of Frank Lloyd Wright) from May 1996 through March 2002.

Christian Storch Director Since 2004 Age 45

Vice President/Chief Financial Officer of the Company since November 2001; Treasurer of the Company since November 2003; Manager of Corporate Audit of the Company from July 1999 to November 2001; prior thereto, Divisional Financial Director and Corporate Controller at Vossloh AG (a global technology company operating in the rail infrastructure, motive power and information technology industries).

Edward J. Trainor Director Since 1994 Age 65	Chairman of the Board of Directors of the Company since December 2001; Chief Executive Officer of the Company from July 1995 to December 2002; President of the Company from July 1994 to December 2001.

Director of Mestek, Inc.
Director of OmegaFlex, Inc.

Directors to Continue in Office for Terms Expiring In 2006	Principal Occupations During Past Five Years and Certain Other Directorships

William R. Fenoglio Director Since 1997	President and CEO of Augat, Inc. (a manufacturer of electronic components) from 1994 through 1996.
Age 66
Director of IDG, Inc.

Walter F. Greeley Director Since 1989 Age 74	Vice President and General Counsel of Surface Coatings, Inc. from 1990 to the present; Chairman, High Street Associates, Inc.(a management and acquisition group) from 1988 to 2001.

Thomas L. King Director Since 1970 Age 75	Vice Chairman of the Board of the Company since December 2001; Chairman of the Board of the Company from January 1992 to December 2001.

Deborah A. Rosen Director Since 2001 Age 50

Chief Legal Officer of the Company since October 2001; Vice President of the Company since July 1999; General Counsel of the Company from January 1998 to October 2001; Secretary of the Company since October 1997.

Determination of Independence

      In July, 2003, the Board of Directors adopted Corporate Governance Guidelines, which are available under the heading "Corporate Governance" on the Company's web site at www.standex.com. Under these Guidelines, the Board requires that at least a majority of directors be "independent" as defined by the New York Stock Exchange ("NYSE") listing standards. Pursuant to the NYSE standards, the Board has undertaken an analysis of "independence" as the criteria apply to each director and nominee for director.

      The NYSE rules require that, in order to be considered independent, each director or nominee have no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company), nor may any director or nominee have any prohibited relationships, such as certain employment relationships with the Company, its independent auditor or another organization in business with the Company.

      The Board has affirmatively determined that the following directors, comprising all of the non-management directors, are independent: Messrs. Cannon, Chorman, Fenoglio, Fickenscher, Greeley, Hogan, King and Muller.

      In determining that Mr. King is independent under the NYSE standards, the Board assessed Mr. King's prior service to the Company, including terms as President, Treasurer, COO and CEO. Mr. King has been retired from the Company since 1995 and has not received direct compensation for services to the Company (except for pension, other employee benefits to which he is entitled as a retired employee and director's fees) since June, 1998. The Board determined that despite the historical status of Mr. King as an executive of the Company, he maintains no relationship of any kind with the Company (other than as a director), and thus his ability to carry out his duties and responsibilities as a disinterested, independent director is in no way impaired.

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      In assessing Mr. Hogan's independence, the Board considered that Mr. Hogan is the son of Daniel E. Hogan, who was a co-founder of the Company and served in various capacities with the Company (including terms as President and CEO) through July, 1985. Daniel E. Hogan served as a consultant to the Company from July, 1985 until his death in 1991. The Board determined that this familial relationship between Director Daniel B. Hogan, who has never been employed by the Company, and Company co-founder Daniel E. Hogan did not create a relationship between Mr. Hogan and the Company which in any way compromised the exercise of his disinterested and independent judgment as a director, and thus concluded that he is independent within the meaning of the NYSE rules.

      The remaining Board members were determined by the Board not to be independent due to their status as currently employed executives of the Company (in the case of Mr. Fix, Mr. Storch and Ms. Rosen) or due to the receipt of direct compensation from the Company in excess of $100,000 per year (in the case of Mr. Trainor, pursuant to a two-year Consulting Agreement effective January 1, 2003 which terminated December 31, 2004).

The Board will continue to monitor all of its members' activities on an ongoing basis to insure the independence of a majority of the Company's directors.

STOCK OWNERSHIP IN THE COMPANY

Stock Ownership by Directors, Nominees for Director and Executive Officers

      The following table sets forth information regarding beneficial ownership of the Company's Common Stock as of July 31, 2005 of each director, each nominee for reelection, each executive officer named in the Summary Compensation Table and all directors and executive officers of the Company as a group:

	Beneficial Ownership (1)
Name	No. of Shares		Percent of Outstanding Common Stock

Charles H. Cannon, Jr.	1,595		**
Thomas E. Chorman	895		**
William R. Fenoglio	2,895		**
Gerald H. Fickenscher	895		**
Roger L. Fix	59,349	(2)	**
Walter F. Greeley	3,395		**
Daniel B. Hogan, Ph.D.	94,339	(3)	**
Thomas L. King	13,611		**
H. Nicholas Muller, III, Ph.D.	7,025		**
Deborah A. Rosen	31,844	(2)	**
Randy L. Scott	4,906	(2)	**
Duane L. Stockburger	20,921	(2)	**
Christian Storch	13,290	(2)	**
Edward J. Trainor	28,412	(2)	**

All Directors and Executive Officers as a Group (16 Persons)	284,021		2.3

(footnotes on following page)

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**	Less than 1% of outstanding Common Stock.
(1)

As used herein, "beneficial ownership" means the sole or shared power to vote, and/or the sole or shared investment power with respect to shares of Common Stock. The directors have sole voting and investment power with respect to the shares shown as beneficially owned by them except for: 2,000 shares for Mr. Fenoglio; and 1,300 shares for Mr. Greeley; which are jointly held with their respective spouses. The shares owned by spouses or minor children of certain directors have not been included because the respective directors have disclaimed beneficial interest in the shares. These shareholdings are: Mr. Hogan's minor children (4,000).

(2)

The numbers listed include estimates of the shares held in the Employees' Stock Ownership ("ESOP") portion of the Standex Retirement Savings Plan at June 30, 2005, which are vested to the accounts of Messrs. Fix, Storch, Stockburger, Scott, Trainor and Ms. Rosen. These individuals have voting power over the shares allocated to them in this Plan. In the event of a tender or exchange offer for the Common Stock of the Company, these individuals (along with all other participants) will determine, on a confidential basis, whether the Common Stock held in their accounts should be tendered or exchanged.

The number of ESOP shares included above may differ slightly from the ESOP shares reported on Form 4s and filed with the Securities and Exchange Commission, due to the Company's adoption in April 2002 of unitized accounting for the ESOP, under which each participant is allocated a number of units (comprised of Company shares plus between 0% and 3% of their ESOP investment in cash), rather than a defined number of Company ESOP shares.

The numbers also include the following shares which are capable of being purchased by exercise of stock options or will be converted from restricted stock units into shares of common stock within 60 days of July 31, 2005: Mr. Fix (16,540); Mr. Storch (6,066); Ms. Rosen (18,406); and Mr. Stockburger (12,657).

(3)	The number includes two trusts holding 62,188 and 28,710 shares respectively, of which Mr. Hogan is a trustee.

      After the close of the 2005 fiscal year, the Compensation Committee adopted stock ownership guidelines for the named executive officers and directors of the Company. Under the guidelines, the Chief Executive Officer will be required to own stock equal to at least three times base salary, and the other executive officers will be required to own stock equal to at least 1.5 times their base salaries. To determine whether the guidelines are met, shares owned will have a deemed value determined from time to time by the Compensation Committee. No shares acquired by a covered executive through grants of restricted stock made under the long-term incentive compensation component of the Company's 1998 Long-Term Incentive Compensation Plan (see the description of the components of that Plan in the Compensation Committee Report on Executive Compensation beginning on page 9 of this proxy statement) or the satisfaction of performance share units may be sold or otherwise disposed of until the guidelines have been met, or until the executive reaches 60 years of age, except to pay taxes arising in connection with the receipt of the stock. In addition, all independent directors will be required to own at least 3,000 shares of stock, an amount currently valued in excess of three times the annual cash retainer for Board members. Shares acquired as payment of directors' fees may not be sold until the ownership requirement has been met.

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Stock Ownership of Certain Beneficial Owners

The table below sets forth each stockholder who, based on public filings, is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company as of July 31, 2005.

	Beneficial Ownership
Name and Address of Beneficial Owner	No. of Shares		Percent of Outstanding Common Stock

American Express Trust Company American Express Financial Corporation as trustee of the Standex International Corporation Retirement Savings Plan Trust (formerly the Employees' Stock Ownership Trust) 928 AXP Financial Center Minneapolis, MN 55474	810,884	(1)	6.57%

Wedge Capital Management LLP 2920 One First Union Center 301 South College Street Charlotte, NC 28202-6002	924,050	(2)	7.49%

(1)

This number includes shares allocated to participating employees' accounts over which such participants have sole voting power. Beneficial ownership shown is as set forth in American Express Trust Company's most recently filed statement on Schedule 13D filed on February 14, 2005 for the period ended December 31, 2004.

(2)

Wedge Capital Management LLP is an investment advisory company registered under Section 203 of the Investment Advisers Act of 1940. It manages funds for clients. Its beneficial ownership is as set forth in its most recent statement on Schedule 13G, filed on February 8, 2005 for the period ended December 31, 2004, and consists of 924,050 shares over which it has sole power to vote or to direct the vote.

PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return on the Company's Common Stock as of the end of each of the last five fiscal years, with the cumulative total stockholder return on the Standard & Poor's Small Cap 600 (Industrial Segment) Index and on the Russell 2000 Index, assuming an investment of $100 in each at their closing prices on June 30, 2000 and the reinvestment of all dividends.

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REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors is comprised of four directors, all determined by the Board to meet the criteria for "independence" under the rules of the New York Stock Exchange. It has responsibility for establishing, monitoring and administering all elements of the compensation provided to the Company's senior executives. The Committee's duties and responsibilities are described in greater detail in its charter, adopted by the Board of Directors. Shareholders and others may access the charter through the Corporate Governance section of the Company's website, which can be found at www.standex.com.

      The Committee has adopted a philosophy regarding executive compensation of maintaining a program 1) sufficient to attract, retain and motivate the level of senior executive talent necessary to successfully manage and drive the performance of a diverse and complex company, and 2) that provides substantial incentives for those executives to achieve specified financial and strategic business objectives which the Committee believes create shareholder value. The Committee seeks to achieve the foregoing through a balanced mix of base salary and annual and long-term incentive compensation, paid partly in cash and partly in stock.

      The Committee reviews the program on an ongoing basis, both to assess its competitiveness and to insure that it meets the objectives established by the Committee. In determining competitiveness, the Committee compares the Company's program with those provided by two other groups of companies. One is a relatively small group of peer companies comparable to the Company in size, type of business and level of complexity. The second is a broader group of several hundred industrial companies with sales of between approximately $250 million and $1 billion. Many of these companies may have characteristics different from the Company, but the Committee views them as a relevant comparison group, because the Company competes with them for talent. To check its compensation levels against those of the companies in the comparison groups, the Committee reviews market survey data prepared by independent consulting firms regarding the compensation, both in total and by component, paid by companies in both groups, other published studies describing the compensation practices of industrial companies in both groups, and specific information on pay practices for executive positions in peer organizations of comparable size, business diversity and complexity. The companies used for these comparisons are not necessarily the same as those used for comparison purposes in the performance graph set out on page 8 of this proxy statement.

BASE SALARY

      The Committee seeks to provide base salaries for the Company's senior executives at a level that allows the Company to attract and retain superior executive talent capable of managing and driving the performance of a diverse and complex company with varied types of business operations. The Committee has determined that the target base salaries for senior executives of the Company should be at approximately the 50th percentile of those paid by companies in the comparison groups of companies used by the Committee to benchmark its compensation levels. The Committee does not intend to adhere to a rigid, formulaic approach in determining base salaries, and will take into account factors such as an individual's background, experience, relevant personal and professional skills, internal Company equity, and the need to attract and retain talented executives.

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INCENTIVE COMPENSATION

      The Committee has established an incentive compensation program for senior executives that provides for a mix of annual and long-term incentive compensation payable in both cash and equity-based forms. The Committee believes that the latter is important in directly aligning the interests of the Company's executives with those of shareholders.

Annual Incentive Compensation

Annual Cash Payments

      The annual incentive compensation program provides an annual bonus opportunity to the Company's senior executives. The amount of bonus payable to a particular executive depends upon two factors--1) the extent to which the Company, or a particular operating group for group presidents and their key executives, achieves the financial and strategic performance goals set each year under the Balanced Performance Plan ("BPP") process utilized by the Company, and 2) the executive's "target" bonus, a percentage of base salary. The Committee intends to set these targets such that if met, the bonus compensation will reach at least the median relative to the bonus compensation provided by the comparison groups.

Financial and Strategic Performance Goals

      Under the BPP process, the Committee, after discussion and consultation with management, sets specific financial and strategic performance targets each year for the Company and each of its operating groups. Although the Committee has the discretion to select the criteria it believes are appropriate, it has, in recent years, including fiscal year 2005, selected revenues, earnings from continuing operations and operating cash flow as the measures by which to judge financial performance. The measures of strategic performance vary from year to year, depending upon the Committee's determination of the business imperatives of the Company and its operating groups for a particular year. For fiscal year 2005, the measures adopted by the Committee for the Company as a whole included the increased penetration of lower cost countries (as both manufacturing locations and materials sources), progress in obtaining growth through acquisitions, and the attainment of a defined set of operational improvements. The Committee approves related strategic goals for each of the operating groups of the Company.

      The percentage of an executive's target bonus attributable to financial versus strategic performance can vary from year to year, at the discretion of the Committee. For fiscal year 2005, 60 percent of each executive's target bonus was tied to financial performance measures. The amount of bonus attributable to financial performance can be more or less than the amount of target bonus attributable to financial performance, depending upon whether actual financial performance exceeds or falls short of the targets. Threshold financial performance levels must be met before any payouts based on financial performance will be made. The amount of bonus attributable to strategic performance can be less than, but not more than, the amount of target bonus attributable to strategic performance.

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Individual Target Bonuses

      The Committee assigns to each executive a target bonus, which equals a percentage of the executive's base salary. The percentage will vary among executives, with higher percentages applying to executives with greater levels of responsibility. For fiscal year 2005, the Committee increased the annual incentive compensation target payout from 50 to 75 percent of base salary for the Chief Executive Officer and from 40 percent to 50 percent for the Company's other Named Executives. The maximum bonus payable to the Chief Executive Officer is 112.5 percent of base salary and the maximum payable to the other Named Executives is 75 percent of base salary.

Results for Fiscal Year 2005

      The strong performance of the Company in fiscal year 2005 was reflected in the BPP results. Payouts under the corporate BPP, in which Messrs. Fix and Storch and Ms. Rosen participate, equaled 130.7 percent of the target payout for each of those executives. The payout for Mr. Stockburger, calculated under the BPP for the Food Service Equipment Group, was 116.2 percent of the target payout, and the payout for Mr. Scott, calculated under the BPP for the Consumer Products Group, was 80 percent of target payout.

MSPP Shares

      Because of the Committee's belief that a significant portion of the incentive compensation paid to the Company's senior executives relates directly to the equity performance of the Company, at least 20 percent of the dollar amount of an executive's annual incentive compensation payment must be used to purchase restricted stock units pursuant to the Management Stock Purchase Program ("MSPP"). Executives may elect to use up to 50 percent of their annual incentive payment to acquire restricted stock units under the MSPP. They must make the election to do so prior to the beginning of the fiscal year in which they earn the incentive compensation. They will acquire restricted stock units with these funds at a 25 percent discount from the "fair market value" of the Company's stock, which is defined to mean the lower of the closing price of the Company's stock on either the date of acquisition of the restricted stock units or the last trading day of the fiscal year in which the incentive compensation used to fund the acquisition is earned. The acquisition, the terms of which are determined by the Committee, is generally made immediately following payment of the annual incentive compensation, which takes place in mid-September of the year following the fiscal year in which it was earned. Restricted stock units acquired under the MSPP vest three years from the date on which they are acquired, at which time shares of Company stock equal to the number of restricted stock units will be distributed to participants who remain employed by the Company. Dividends equal to the amount of common stock dividends will accrue during the three-year vesting period and will be paid in cash at the end of the three-year vesting period on the restricted stock units held under the MSPP.

Long-Term Incentive Compensation

      The Committee believes that incentives based upon the longer-term performance of the Company are an important component of the compensation provided to senior executives. Executives are granted a long-term incentive award each year, the ultimate value of which will depend upon the stock price and financial performance of the Company over the longer term. The Committee intends over time to set the value of an executive's long-term incentive award, if the executive meets the performance targets, at approximately the median of the long-term incentive


compensation opportunities provided by the comparison groups of companies, and at the 75th percentile, if performance significantly exceeds targeted levels. In fiscal year 2005, however, the Committee approved grants generally at values lower than the targeted percentiles.

      The Company's long-term incentive compensation program consists of two elements, restricted stock and performance share units ("PSUs"). The Committee has the discretion to determine the percentage of each executive's long-term incentive compensation award made in restricted stock and the percentage made through the grant of PSUs. For fiscal year 2005, the portion allocated to PSU grants ranged from 60 percent of the total award for the lowest level executives entitled to receive awards to 67 percent for the Chief Executive Officer. This represents a change from fiscal year 2004, when the percentage allocated to PSU grants was 50 percent for all executives who received long-term incentive compensation awards, and represents the Committee's desire to increase the percentage of long-term incentive compensation opportunity that is performance-based for those executives whose job performance is most likely to affect the Company's stock price. Awards of both restricted stock and PSUs (as well as MSPP shares and other stock-based compensation) are made under the 1998 Long-Term Incentive Plan, which has received shareholder approval.

Performance Share Units

      The Committee has determined PSUs to be an important part of the long-term executive compensation program, because they combine the achievement of long-term financial goals with improvements in the Company's stock price. Under this component of the program, executives receive awards of a certain number of PSUs at the beginning of each fiscal year. Shares of Company stock equal to the number of PSUs granted will be delivered to the executive at the end of a three-year "performance period," if the Company has achieved specified financial goals established at the time of grant at the end of the performance period, and if the executive remains employed by the Company. The number of shares of Company stock delivered to an executive at the end of the performance period can be more than the number of PSUs awarded (up to twice the number of PSUs awarded), or less, depending upon whether actual performance exceeds or falls short of the performance goals. If actual performance does not meet a specified minimum level of performance, the executive will receive no shares at the end of the performance period.

      The Committee has the discretion to establish different performance goals for each performance period. For PSUs granted in fiscal year 2005 for the July 2004--June 2007 performance period, the performance goal established by the Committee is a specified level of the compound annual growth rate in earnings per share. This is the same criterion as was used for the fiscal year 2004 grants for the July 2003--June 2006 performance period, but is different from the grants made in the previous two years, which were tied to improvements in return on total capital and growth in operating income. The Committee made the change because of its conclusion that a stronger correlation exists between the Company's longer-term stock price and its level of earnings per share than exists between longer-term stock price and improvements in return on total capital and growth in operating income. The minimum performance goals established for the 2002--2005 performance period were met, so shares were distributed to executives for PSUs granted for that performance period. The dollar value of these shares is set forth in the LTIP Payouts column of the Summary Compensation Table set forth on page 15 of this proxy statement. The awards of PSUs to the Named Executives in fiscal year 2005, including the Chief Executive Officer, are set forth in the Long-Term Incentive Plan Awards in Fiscal 2005 Table set forth on page 18 of this proxy statement.

Restricted Stock Grants

      The remaining portion of an executive's long-term incentive compensation award is made in the form of restricted stock awards. Beginning in fiscal year 2004, the Committee ceased granting stock options and began making restricted stock awards in lieu of option grants. The Committee has discretion under the terms of the 1998 Long-Term Incentive Plan with respect to the terms of restricted stock granted under the Plan, and has determined that all of the shares awarded in fiscal year 2005 will become vested once three years have elapsed from the date of the grant. Dividends, accrued over the three-year vesting period, are paid in cash immediately upon full vesting. The shares are forfeited if the grantee is no longer employed at the end of the three-year period, except for specified reasons. Restricted stock grants made to the Named Executives, including the Chief Executive Officer, in fiscal year 2005 are reported in the Summary Compensation Table on page 15 of this proxy statement.

FISCAL YEAR 2005 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

      Effective October 1, 2004, the base salary of Roger L. Fix, President and Chief Executive Officer of the Company, was increased from $600,000 to $625,000. The increase followed a detailed evaluation by the Committee of Mr. Fix's performance in fiscal year 2004. The Committee concluded that Mr. Fix had substantially achieved the goals established for him for fiscal year 2004, and in particular had substantially and timely completed the comprehensive restructuring program that had been commenced in fiscal year 2003.

      Mr. Fix's annual incentive compensation for fiscal year 2005 was determined to be $612,656, based upon a target bonus equal to 75 percent of base salary, and the level of attainment by the Company of the financial and strategic performance targets set by the Committee. The financial performance targets were exceeded, and all but one of the strategic performance targets were fully met. Mr. Fix elected prior to the beginning of fiscal year 2005 to use 25 percent of his bonus for that year to purchase MSPP shares. Mr. Fix also received 8,162 shares of Common Stock as a payout of a PSU award of 11,100 shares made to him at the beginning of fiscal year 2003. This represents a payout equal to 73 percent of the target award made to Mr. Fix. Both of the performance measures used to calculate the payout to be made to Mr. Fix, growth rate in operating income and return on total capital, exceeded the threshold target levels, but were below the median performance target. The Committee also awarded Mr. Fix a special cash payment of $100,000, upon the completion in the first quarter of fiscal year 2005 of the restructuring program, in recognition of both the timely completion of the program, and completing it at lower-than-budgeted levels.

      The Committee awarded Mr. Fix 9,000 shares of restricted stock under the 1998 Long-Term Incentive Plan in fiscal year 2005, determined in accordance with the same formula as applied to all other executives participating in the Plan. Mr. Fix was also granted 18,200 PSUs in fiscal year 2005. The greater number of PSUs awarded to Mr. Fix in fiscal year 2005 reflects a determination by the Committee to increase the portion of the Chief Executive Officer's long-term incentive award which is performance-based.

      The Committee also examined all other aspects of Mr. Fix's compensation, including the terms of his employment agreement, and the amounts that he would receive in the event of the termination of his employment, both before and after a change in control, and the Company's obligations to him under its unfunded supplemental retirement plan. The Committee determined

that it had a full understanding of Mr. Fix's compensation, both in total and with respect to each of its elements.

POLICY ON DEDUCTIBILITY OF COMPENSATION

      The tax deductibility by a corporation of compensation in excess of $1 million paid to the Chief Executive Officer and any other of its four most highly compensated executive officers is limited by Section 162(m) of the United States Internal Revenue Code (the "Code"). "Performance-based" compensation, as defined in the Code, may be excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals set out in writing within 90 days after the beginning of the plan year to which the goals apply, and if the compensation is paid under a plan approved by shareholders. The Company does not have a formal policy of avoiding the limitation on deductibility. Therefore, it may choose to do so if it determines such action to be in the business interests of the Company.

COMPENSATION COMMITTEE

Walter F. Greeley, Chairman
Charles H. Cannon, Jr.
Daniel B. Hogan
H. Nicholas Muller, III

EXECUTIVE COMPENSATION

      The following table shows for fiscal years ending June 30, 2005, 2004 and 2003, the cash compensation as well as certain other compensation, paid to the Company's chief executive officer and the four other most highly compensated executive officers, other than the chief executive officer, who were serving as executive officers ("the named executive officers") during the fiscal year ending June 30, 2005.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation

	Annual Compensation				Awards			Payouts

Name and Principal Position	Fiscal Year	Salary($)	Bonus ($)(1)		Restricted Stock Awards ($)		Securities Underlying Options / SARs(#)	LTIP Payouts ($)(6)		All Other Compensation (7)(8)

Roger L. Fix	2005	$618,750	$559,492	(2)	$432,279	(3)	-0-	$215,640		$5,033
President/CEO	2004	$600,000	$301,950		$327,434	(4)	-0-	$-0-		$3,934
	2003	$562,500	$150,000		$ 66,667	(5)	27,800	$-0-		$ 235

Christian Storch	2005	$273,750	$130,374		$142,917	(3)	-0-	$71,888		$5,158
Vice President/CFO	2004	$240,000	$103,065		$ 97,951	(4)	-0-	$-0-		$3,996
	2003	$230,000	$ 51,120		$ 17,040	(5)	9,300	$-0-		$5,089

Deborah A. Rosen	2005	$252,500	$133,314		$105,255	(3)	-0-	$69,933		$4,096
Vice President/CLO	2004	$245,000	$105,212		$101,113	(4)	-0-	$-0-		$4,030
	2003	$240,500	$ 52,240		$ 17,413	(5)	9,100	$11,012	(5)	$5,235

Duane L. Stockburger	2005	$258,750	$125,496	(2)	$107,716	(3)	-0-	$34,980		$5,158
Group Vice President/	2004	$225,000	$ 75,568		$104,331	(4)	-0-	$-0-		$3,934
Food Service
Equipment Group

Randy L. Scott	2005	$247,500	$ 50,968	(2)	$128,773	(3)	-0-	$-0-		$5,158
Group Vice President/	2004	$225,000	$ 82,800		$ 88,750	(4)	-0-	$-0-		$ 118
Consumer Group

(1)

The amounts disclosed represent the amount of annual bonus incentive earned in fiscal year 2005 which was paid in cash. Annual bonus incentive is based on performance in the year shown, but is determined and paid during the following year. A portion of the total bonus earned by each named executive will be used to purchase restricted stock units ("RSUs") under the Management Stock Purchase Plan ("MSPP") at a 25% discount from fair market value on either the date of grant or the last day of the fiscal year in which the incentive was earned (see the Compensation Committee Report on Page 9 of this proxy statement for additional details). Under the MSPP, each participant is required to defer not less than 20% and no more than 50% of the amount received as annual bonus incentive for the purchase of RSUs. RSUs are subject to a three-year cliff vesting period from the date of acquisition. Executives must be then-currently employed by the Company on the date of vest to receive the RSUs. Dividends accrue and are paid in the form of cash on the vesting date. For 2005, the percentage deferred will be as follows: Mr. Fix: 25%; Mr. Storch: 30%; Ms. Rosen 20%; Mr. Stockburger: 20%; Mr. Scott: 50%. RSUs will be purchased in or about mid-September, 2005 utilizing the deferred amounts noted in footnote (3) herein. The amounts disclosed in this column represent that portion of each named executive officer's bonus that was not deferred into the MSPP. The deferred portion, including the value of the 25% discount, is disclosed in the column entitled Restricted Stock Awards (see footnote 3 below).

(2)

The amount disclosed for Mr. Fix includes a $100,000 special award received in recognition of Mr. Fix leading the successful completion of the restructuring and realignment plan approved by the Board in October 2002. Further, additional special awards in the amount of $5,000 for Mr. Stockburger and

(footnotes continued on following page)


$3,000 for Mr. Scott were paid on September 16, 2004. These special awards for Messrs. Fix, Stockburger and Scott are not subject to deferral under the MSPP, as the amounts awarded related to factors and targets separate from the Company's short-term annual incentive compensation program.

(3)

Amounts disclosed in this column for fiscal year 2005 represent the value of restricted stock awards which were granted under the 1998 Long-Term Incentive Plan to the named executive officers on October 1, 2004. The value is calculated by multiplying the closing market price on the date of the grant ($25.34) by the number of shares awarded, which were as follows: for Mr. Fix: 9,000; Mr. Storch: 2,700; Ms. Rosen: 2,400; Mr. Stockburger: 2,600; Mr. Scott: 2,400. The stock awarded will cliff-vest after three years, and recipients must be employed at the date of vest in order to receive the restricted stock. Dividends accrue during the vesting period, after which they are paid in cash at the date of vest.

In addition, the amount disclosed in this column consists of the deferred bonus portion and the dollar value of the 25% discount from fair market value of the RSUs acquired in or about mid-September, 2005 (see footnote 1 above). The deferred portion of the bonus for each named executive is as follows: Mr. Fix: $153,164; Mr. Storch: $55,874; Ms. Rosen: $33,329; Mr. Stockburger: $31,374; Mr. Scott: $50,968. "Fair market value" is defined under the MSPP as the lower of the price of the Company's stock on either the last day of the applicable fiscal year or the date on which the RSUs are acquired by the named executives (typically in or about mid-September in a given year). For 2005, the dollar value of the RSUs acquired at a 25% discount is as follows: for Mr. Fix: $204,219; for Mr. Storch: $74,499; for Ms. Rosen: $44,439; for Mr. Stockburger: $41,832; for Mr. Scott: $67,957. Please note that if the "fair market value" of the Company's stock on the last day of the applicable fiscal year is lower than on the date on which the RSUs are actually acquired, the discount will effectively be greater than 25%, and the value to the named executives will be slightly greater than is shown in the Table. Any such additional RSUs acquired as a result will be reflected in subsequent years in the footnotes to the Table in connection with the aggregate number of unvested shares of restricted stock held by each executive as of the end of the fiscal year.

At June 30, 2005, each named executive held the following aggregate number of unvested shares of restricted stock (consisting of restricted stock grants, RSUs acquired under the MSPP and performance share units [PSUs] granted under the 1998 Long-Term Incentive Plan), which shares had the value set forth below based upon the closing price of the Company stock ($28.41) on June 30, 2005: Mr. Fix: 74,569 shares with a value of $2,118,505; Mr. Storch: 16,811 shares with a value of $477,601; Ms. Rosen: 17,837 shares with a value of $506,749; Mr. Stockburger: 16,889 shares with a value of $479,816; Mr. Scott: 12,552 shares with a value of $356,602. None of the shares will vest in less than three years from the date on which they were awarded. Dividends accrue and are paid in cash at the vesting date with respect to the following number of shares for each named executive: Mr. Fix: 37,369; Mr. Storch: 7,911; Ms. Rosen: 7,837; Mr. Stockburger: 8,689; Mr. Scott: 6,352. The remaining shares represent PSUs on which dividends are not payable.

(4)

The amount disclosed consists of the deferred bonus portion and the dollar value of the 25% discount from fair market value of the RSUs acquired pursuant to the MSPP on September 10, 2004. The actual acquisition price for each RSU was $19.31, 25% below the fair market value of $25.74 (the closing price on the date of the RSU acquisition). For fiscal year 2004, Mr. Fix deferred $100,650 and received 5,213 RSUs; Mr. Storch deferred $25,766 and received 1,334 RSUs; Ms. Rosen deferred $26,303 and received 1,362 RSUs; Mr. Stockburger deferred $32,386 and received 1,677 RSUs; and Mr. Scott deferred $20,700 and received 1,072 RSUs. In addition, on October 1, 2003, each named executive officer received restricted stock awards for fiscal 2004 pursuant to the 1998 Long-Term Incentive Plan as follows: Mr. Fix: 7,900 shares; Mr. Storch: 2,600 shares; Ms. Rosen: 2,700 shares; Mr. Stockburger: 2,500 shares; and Mr. Scott: 2,500 shares. The awards have the following values, calculated by multiplying the closing market price on the date of the grant ($24.46) by the number of shares awarded: Mr. Fix: $193,234; Mr. Storch: $63,596; Ms. Rosen: $66,042; Mr. Stockburger: $61,150; and Mr. Scott: $61,150.

(5)

The amount disclosed consists of the deferred bonus portion and the dollar value of the 25% discount from fair market value of the RSUs acquired pursuant to the MSPP on September 12, 2003. The actual acquisition price for each RSU was $15.75, 25% below the fair market value of $21.00 (the closing price

(footnotes continued on following page)


on the last day of the 2003 fiscal year). For fiscal year 2003, Mr. Fix deferred $50,000 and received 3,174 RSUs; Mr. Storch deferred $12,780 and received 811 RSUs; and Ms. Rosen deferred $13,060 and received 829 RSUs. No restricted stock was awarded to any of the named executives under the Long-Term Incentive Plan in fiscal year 2003. In addition, the amount reflected for Ms. Rosen represents the dollar value of RSUs acquired on September 10, 1999 pursuant to the MSPP that vested on September 10, 2002. Pursuant to this vesting, Ms. Rosen acquired 511 shares of Company stock.

(6)

Represents the value of the Performance Share Units ("PSUs") awarded to the named executives in fiscal 2003 pursuant to the 1998 Long-Term Incentive Plan. The PSUs were subject to a three year performance cycle after which certain Company financial measurements (including return on total capital and growth in operating income) were examined, and a determination made whether to award the PSUs. On August 30, 2005, the Compensation Committee authorized the issuance of the following PSU shares: Mr. Fix: 8,162; Mr. Storch: 2,721; Ms. Rosen: 2,647; and Mr. Stockburger: 1,324. The values in the table are calculated using the closing price of the Company stock on August 30, 2005 of $26.42.

(7)

All other compensation includes contributions made by the Company to the Standex Employees' Stock Ownership Plan ("ESOP"), a defined contribution plan that was merged along with the Company's 401(k) Plan into the Standex Retirement Savings Plan in fiscal 2000. No Company contribution was made to the ESOP in fiscal 2005. However, forfeiture shares with an approximate value of $33 were allocated to each named executive's account. For fiscal year 2004, the approximate forfeiture share values were $185 for Mr. Fix, Mr. Storch, Ms. Rosen and Mr. Stockburger and $118 for Mr. Scott. For fiscal year 2003, the approximate forfeiture share values were $235 for Mr. Fix, Mr. Storch and Ms. Rosen.

(8)

Included in this column are contributions to the Company's 401(k) portion of the Standex Retirement Savings Plan as follows: For 2005: $5,000 for Mr. Fix; $5,125 for Mr. Storch; $4,063 for Ms. Rosen; and $5,125 for Messrs. Stockburger and Scott. For 2004: $3,750 for Mr. Fix; $3,812 for Mr. Storch; $3,845 for Ms. Rosen;and $3,750 for Mr. Stockburger. For 2003: $4,854 for Mr. Storch and $5,000 for Ms. Rosen.

The following table provides information on stock options exercised during fiscal 2005 and options outstanding on June 30, 2005.

AGGREGATED OPTION/ SAR EXERCISES IN FISCAL 2005
AND FISCAL YEAR END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable/(E) Unexercisable/(U)		Value of Unexercised In-the-Money Options at Fiscal Year End($)(2) Exercisable/(E) Unexercisable/(U)

Roger L. Fix	7,462	58,663	8,898	(E)	$ 74,826 (E)
			27,160	(U)	$214,888 (U)

Christian Storch	-0-	-0-	3,340	(E)	$ 30,042 (E)
			8,140	(U)	$ 72,024 (U)

Deborah A. Rosen	13,300	126,036	14,300	(E)	$ 30,863 (E)
			10,160	(U)	$ 91,679 (U)

Duane L. Stockburger	2,900	15,022	10,220	(E)	$ 72,544 (E)
			5,180	(U)	$ 46,769 (U)

Randy L. Scott	-0-	-0-	-0-	(E)	$ -0- (E)
			-0-	(U)	$ -0- (U)

(footnotes on following page)

(1)

Value Realized equals the fair market value of underlying securities at time of exercise, minus the exercise price, multiplied by the number of shares acquired without deducting for taxes paid by the employee.

(2)	Calculated based on June 30, 2005 market price of $28.41 less the price to be paid upon exercise.

The following table provides information on Performance Share Units awarded under the 1998 Long-Term Incentive Plan during fiscal 2005.

LONG-TERM INCENTIVE PLAN AWARDS IN FISCAL 2005

Name	Number of Performance Share Units	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plans (Target Number of Performance Share Units(1))

Roger L. Fix	18,200	July 2004--June 2007	18,200

Christian Storch	4,100	July 2004--June 2007	4,100

Deborah A. Rosen	3,700	July 2004--June 2007	3,700

Duane L. Stockburger	3,900	July 2004--June 2007	3,900

Randy L. Scott	3,700	July 2004--June 2007	3,700

(1)

In fiscal year 2005, the Compensation Committee (the "Committee") authorized the award under the 1998 Long-Term Incentive Plan of Performance Share Units ("PSUs"). The PSUs earned by the named executives at the end of the three-year performance cycle will be determined by the Board of Directors upon the recommendation of the Committee. One PSU represents one share of Company Common Stock set aside and designated as a PSU. At the end of fiscal year 2007, Company performance goals will be examined to determine whether the Company's long-term goals have been met such that PSUs may be distributed. The performance goal established by the Committee is a specified level of compound annual growth rate in earnings per share over the performance period. Performance will vary depending upon results measured by the Committee which could result in none of the PSUs being distributed at the end of the three-year performance cycle. The performance goals contain a 10% threshold goal and a 200% of award superior goal as it relates to earnings per share. The threshold and maximum amounts which may be distributed cannot be quantified with certainty at this time. Recipients of the PSUs do not receive dividend rights until such time as the shares underlying the PSUs have been issued. There are no holding restrictions on the Company stock once the PSUs are distributed.

PROPOSAL 2--AMENDMENT TO THE 1998 LONG-TERM INCENTIVE PLAN

      The Standex International Corporation 1998 Long-Term Incentive Plan (the "Plan") allows the Company to grant various forms of cash and stock-based incentive compensation to its key management employees and its independent non-employee directors. Approximately 100 employees are eligible to participate in the Plan. The purpose of the Plan is to provide an incentive compensation program that will attract and retain high-quality senior management talent and will motivate such individuals to achieve performance goals that are aligned with the interests of the stockholders of the Company.


      The Plan was first adopted by the Board of Directors on July 29, 1998 and was approved by the stockholders on October 27, 1998. At that time, 800,000 shares of the Company's Common Stock, par value $1.50 per share, were authorized for issuance under the Plan. The shares available for issuance included authorized but unissued shares as well as treasury shares. Of those 800,000 shares, 300,000 were permitted to be issued as Stock Awards, as defined in the Plan. The remainder could be used solely for Options. By an amendment to the Plan adopted by the Board of Directors and approved by the stockholders on October 24, 2001, an additional 800,000 shares were authorized for issuance under the Plan, of which 400,000 could be used for Stock Awards.

      Since the inception of the Plan, a total of 856,500 shares have been granted in the form of Options and 372,433 shares have been granted in the form of Stock Awards. All but 29,391 of the shares granted as Stock Awards have consisted of restricted stock or restricted stock units. Restricted stock is generally defined as stock the full ownership of which is conditioned upon the occurrence of specified events subsequent to the date of grant. Restricted stock units are "phantom" shares which are satisfied through the delivery of actual shares once the applicable restrictions lapse. All of the restricted stock (including restricted stock units) issued under the Plan since its inception has been conditioned solely upon continued employment for a three-year period after the date of grant. Such stock is referred to as "time-based" restricted stock. The remaining 29,391 shares granted as Stock Awards were grants of Common Stock made in satisfaction of performance share units (PSUs) awarded in 2002 for the fiscal 2003--2005 performance period.

      As of September 6, 2005, 520,732 shares remain available for issuance under the Plan. Of that amount, 253,655 shares may be used for grants of Stock Awards. The remaining amount, 267,077 shares, can be used solely for issuance of shares pursuant to grants of Options. In addition, to the extent that Options terminate, expire or are forfeited without having been exercised, the shares underlying such Options may be used for new awards of Options. Restricted stock and restricted stock units that are forfeited before they vest may not be used for future grants. The Board of Directors, acting through its Compensation Committee (the "Committee"), which is comprised of four "independent" (as defined under the applicable rule of the New York Stock Exchange) members of the Board, amended the Plan, subject to stockholder approval, on July 27, 2005 to permit the shares which are presently authorized for issuance solely pursuant to grants of Options to be used for Stock Awards as well. A copy of the Plan, as amended, is attached to this proxy statement as Appendix A. This summary of the Plan is not a complete description and is qualified by the terms of the Plan.

      The amendment to the Plan is the result of the Committee's 2003 decision to cease granting Options, and to grant Stock Awards, in the form of time-based restricted stock, in lieu thereof. This has resulted in significantly fewer shares of Common Stock being issued. Whereas the average number of Options granted in the years 2000--2002 was approximately 192,000 per year, the number of shares of time-based restricted stock granted in the 2003--2005 period averaged 28,000 per year.

      Notwithstanding the fewer number of shares of Common Stock issued each year as a result of ceasing the grant of Options, the Committee has determined that the number of shares which remain available for issuance as Stock Awards (253,655) may be insufficient to meet the projected requirements of the Company through October 27, 2008, when the Plan will expire. In addition to grants of time-based restricted stock in lieu of Options, Stock Awards are also presently being granted in three other situations. First, Common Stock is being granted to those executives who are required to use a portion (between 20 and 50 percent) of their annual incentive compensation


to acquire restricted stock units, which become vested and payable in an equivalent number of shares of Common Stock three years after the incentive compensation is paid. These grants are described in the section of the Compensation Committee Report on Executive Compensation entitled "MSPP Shares" on page 11 of this proxy statement. Second, Stock Awards in the form of shares of Common Stock are issued in satisfaction of performance share units (PSUs), which are granted annually and which are payable if certain financial performance targets are achieved over a three-year performance period. See the section of the Compensation Committee Report on Executive Compensation entitled "Performance Share Units" on page 12 of this proxy statement for a description of the performance share units. Third, each independent non-employee director of the Company received a grant of 895 restricted stock units in fiscal 2005, as part of the directors' compensation arrangement. Shares of Common Stock equal to the number of restricted stock units granted will be delivered in three years, if the director continues to serve in that capacity at that time. Therefore, to insure that sufficient shares of Common Stock will be available to meet the needs of the Company under the Plan, the Committee has concluded that shareholders should be asked to approve the use of shares presently reserved solely for Options for use in granting Stock Awards as well.

      For fiscal year 2005, the number of shares of Common Stock issued pursuant to Stock Awards was 80,319. This represents a "run rate" of approximately 0.65 percent of the Company's outstanding shares. "Run rate" is a calculation often used to measure the annual stock dilution caused by issuance under Company plans. The higher the run rate percentage, the more dilutive is the Company's plan. The Company does not anticipate that its future run rate will be significantly higher than its run rate for this fiscal year. In addition, the Company's "overhang" at June 30, 2005 was 9.5%. "Overhang" refers to the potential dilution to stockholders from the Common Stock transferred to executives from the Company's equity incentive plans. Because the Company is not seeking authority to issue additional shares of Common Stock pursuant to this amendment to the Plan, the overhang will decline over the next two years.

      The Board also adopted an additional amendment to the Plan, subject to stockholder approval, to set forth in greater detail in the Plan the performance criteria which it may use for grants of Performance Awards, and to set forth more clearly that Performance Awards to certain executive officers may be made in cash (including any cash which is required to be used to purchase shares of Common Stock upon conditions established by the Committee) or stock-based payments, and may apply to annual as well as long-term incentive compensation awards. The amendment also states that in no event shall the maximum amount payable pursuant to any particular Performance Award exceed $1.5 million. The performance criteria which may be used by the Committee are set forth in Paragraph 9(a)(i) of the amended Plan, which is attached as Appendix A to this proxy statement, and in the description of Performance Awards which is set forth on page 22 of this proxy statement. Performance Awards include both cash awards and Stock Awards, to the extent that payouts in Common Stock are based on specific performance criteria selected by the Committee from the items listed in the Plan.

Description of Material Features of the Plan

      Stock Subject to the Plan. The stock offered under the Plan consists of shares of the Common Stock of the Company, par value $1.50 per share, and may include authorized but unissued shares or treasury shares. As of September 6, 2005, the number of shares available for issuance under the Plan is 520,732, of which 253,655 may be used for Stock Awards. The closing price of the Common Stock on that date was $27.30. The maximum number of shares of Common


Stock issuable in the form of Options to any individual employee is 25% of all options eligible to be granted in any 12-month period. The maximum number of shares of Common Stock issuable in the form of Stock Awards to any individual employee is 50,000 shares of Common Stock in any 12-month period.

      Administration and Eligibility. The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee") which consists of four "independent," "disinterested" directors (as those terms are defined in the rules of the New York Stock Exchange and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 [the "Exchange Act"], respectively). Each member of the Committee is an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code").

      The Committee is authorized, from time to time, to grant non-statutory stock options, incentive stock options, stock awards and performance awards (collectively referred to as "Awards") under the Plan to Plan participants, as the Committee in its discretion selects.

      The Committee shall determine the terms of the Awards including, but not limited to, the type, number, vesting requirements, performance requirements, and other features and conditions of such Awards. The Committee shall also interpret the Plan and adopt such rules and guidelines as it deems appropriate to implement the Plan.

Plan Benefits. It is not presently possible to determine either the value of awards that may be made under the Plan in the future or the individuals to whom awards shall be made.

      Awards under the Plan for fiscal year 2005 to the Chief Executive Officer and the other Named Executives are described in the Bonus and Restricted Stock Awards columns of the Summary Compensation Table found on page15 of this proxy statement and in the Table titled Long-Term Incentive Plan Awards in Fiscal 2005 on page 18 of this proxy statement.

      Awards under the Plan in fiscal year 2005 for all executive officers as a group were as follows: 34,836 shares of restricted stock (including restricted stock units), and 32,600 performance share units. Awards for all non-executive directors as a group totaled 7,160 restricted stock units. Awards for all non-executive officer employees as a group were as follows: 10,000 shares of restricted stock and 15,900 performance share units.

      Types of Awards/Award Agreements. Each Award shall be evidenced by a written agreement setting forth the terms and conditions of the Award. Each writing shall describe the type of Award granted, the exercise price of any option, the number of shares subject to the Award, the expiration date of the Award, the vesting schedule, and any restrictions or conditions placed upon the Award or the shares which may be issued upon exercise of such Award.

The following is a description of each of the types of Awards that may be granted pursuant to the Plan:

      1. Options. The Committee may grant non-statutory and incentive stock options to eligible participants to purchase shares of Common Stock from the Company. No such option may be granted with a purchase price lower than the fair market value of the shares subject to the option on the date of grant, nor may an option be repriced at a later date. The term of the stock options may not be more than ten years from the date of grant. The term will end upon the termination of


a participant's employment, or three months later, with respect to incentive stock options, except that if termination is because of retirement, death, disability, or following a change in control of the Company, the ability to exercise an option shall continue in effect for a period of time after termination, which period shall vary depending upon the reason for the termination, but shall in no event exceed three years. No option may be transferred other than by will or the laws of descent and distribution, except that with the Committee's approval, non-statutory stock options may be transferred solely for estate planning purposes to a trust in which the participant is both the settlor and the trustee, or for no consideration to an immediate family member. No participant may receive, in any twelve month period, stock options which in the aggregate represent more than 25% of all options eligible to be granted under the Plan. Payment of the option price shall be in such form and manner as are approved by the Committee including, but not limited to, payment in the form of cash, stock or other Awards having a fair market value on the exercise date equal to the exercise price. The Committee ceased granting stock options in 2003, and does not intend to grant stock options under the Plan in the future.

      2. Stock Awards. The Committee may make stock awards consisting of the granting of some number of shares of Common Stock to an employee, without payment, subject to a vesting schedule established by the Committee, and if the Committee so determines, the satisfaction over a period of time selected by the Committee of performance criteria selected by the Committee from those disclosed in the Plan (and described below under "Performance Awards"). Stock awards may not be transferred other than by will or the laws of descent and distribution. No participant shall be entitled to receive more than 50,000 shares of Common Stock covered by a stock award in any
12-month period. Stock awards may, in the discretion of the Committee, provide for accelerated vesting in the event of a recipient's death, disability, retirement, or following a change in control of the Company.

      3. Performance Awards. The Committee may grant performance awards, consisting of the contingent right of a participant to receive shares of Common Stock (performance awards payable in the form of Common Stock are synonymous with Stock Awards that are payable upon the satisfaction of pre-established performance criteria), or cash, in the case of the executive officers of the Company designated by the Committee, if performance criteria determined by the Committee are met over a period of time designated by the Committee. The amended Plan sets forth the following as performance criteria which may be used by the Committee: sales or revenues; earnings, including but not limited to reported earnings, earnings from continuing operations, and earnings either before or after specific items set forth in the Company's income statement, such as interest, taxes, and/or depreciation; cash flow, including but not limited to operating cash flow and free cash flow; return on equity; return on capital; return on assets; return on investment; gross or net profit margin; working capital; productivity; operating efficiency; organic growth rates; growth and diversification through acquisitions and similar business strategies; diversification; globalization; strategic objectives, such as , without limitation, management and organizational development and reward systems, technology implementation and supply chain management; and stock price, any of which may be measured in absolute terms, or as compared to a defined benchmark, or to the results of another corporation or group or corporations. To the extent that performance goals, vesting periods and other terms and conditions established by the Committee are satisfied, the participant shall receive the value of the performance award, based on such performance goals as are determined by the Committee, in the form of either cash or Common Stock. Performance awards may, in the discretion of the Committee, provide for accelerated vesting in the event of a recipient's death, disability, retirement, or following a change in control of the Company. No cash payout of more than $1.5 million will be made to any participant with respect to any Performance Award.


      Federal Income Tax Consequences. THE FOLLOWING INFORMATION IS A GENERAL SUMMARY, AS OF THE DATE OF THIS PROXY STATEMENT, OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPANTS IN CONNECTION WITH AWARDS MADE UNDER THE PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR EACH PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPANT IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THEIR SPECIFIC TAX CONSEQUENCES.

      An employee who is awarded an incentive stock option (intended to qualify under Section 422 of the Code) does not recognize taxable income at the time of grant or at the time of exercise of the option, but the excess of the fair market value of the shares acquired over the option price may be an item of tax preference for purposes of the alternative minimum tax. If the employee makes no disposition of the shares acquired within a one-year period after the shares are transferred to him/her (and within two years after the option was granted), any gain or loss realized on the sale of the shares will be treated as long-term capital gain or loss. The Company is not entitled to any deduction in connection with the award or exercise of an incentive stock option or a disposition of the shares in the above circumstances. If the employee fails to hold the shares for the required length of time, the employee will be treated as having received compensation in the year of disposition in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over their option price, or (ii) the gain realized on the sale of the shares. The compensation recognized is taxable as ordinary income. The Company will be entitled to a tax deduction for the amount of the compensation. Excess gain over the amount treated as compensation is capital gain.

      A participant who is awarded a non-statutory stock does not recognize taxable income at the time of grant, but will recognize compensation income upon exercise of the option. The income recognized in this event is equal to the excess of the fair market value of the share upon the exercise date over the exercise price. Upon disposition of the purchased shares, the participant will recognize a capital gain or loss, equal to the difference in the sale price of the shares and the participant's tax basis in those shares. The tax basis is equal to the exercise price plus the compensation income recognized with respect to those shares. The Company is not entitled to a deduction upon grant of such stock options, but is entitled to a deduction upon the exercise of these options for the amount of compensation income recognized by the participant.

      Performance Awards (in cash and/or Common Stock) will be taxable as additional compensation to the recipient at the time of payment. Stock Awards do not constitute taxable income until such time as restrictions lapse with regard to any installment, unless the participant elects (under Section 83(b) of the Code) to realize taxable ordinary income in the year of the award in the amount equal to the fair market value of the Stock Award at the time of the award, determined without regard to restrictions. The Company will be entitled to a deduction when income is taxable to a participant, provided that the requirements of Section 162(m) of the Internal Revenue Code have been met. See page 14 of the proxy statement under Policy on Deductibility of Compensation for an explanation of that section. The amount of taxable income to the participant and corresponding deduction will be equal to the total amount of the cash and/or dividend equivalents earned on awards and will be taxable as compensation to the participant and deductible by the Company at the time of payment.

Amendment and Termination. The Board of Directors of the Company may amend or terminate the Plan at any time, except that, without the approval by the holders of a majority of the


shares of stock of the Company then issued and outstanding and entitled to vote, no amendment shall be made to the extent such approval is required by law, agreement or any exchange on which the Common Stock is traded, and provided further, that no amendment, termination or modification may adversely affect the right of a participant under an outstanding Award without the written permission of such participant.

      The right to grant Awards under the Plan will terminate upon the earlier of (a) October 27, 2008; or (b) the date on which the issuance of a number of shares of Common Stock pursuant to the exercise of options or the distribution of stock awards together with the exercise of performance shares is equivalent to the maximum number of shares reserved under the Plan as set forth above.

      Effect of Vote. A favorable vote by the holders of a majority of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting, at which a quorum is present, is required to adopt the proposed amendment to the Plan.

      The Board of Directors recommends a vote "FOR" the proposal to amend the Standex International Corporation 1998 Long-Term Incentive Plan in order to permit those shares of Common Stock authorized for issuance under the Plan solely for Options to be used for Stock Awards as well and to set forth in the Plan the performance criteria to be used by the Committee in granting Performance Awards. Proxies solicited by the Board of Directors will be voted FOR this proposal unless a contrary vote is specified.

Pension Plan Table

      The following table shows the estimated annual benefits payable upon retirement for the named executive officers in the Summary Compensation Table and years of service classifications indicated under the Company's retirement plans:

	Years of Service

Average Compensation	10	20	25	30

200,000	27,000	54,000	67,500	81,000
300,000	40,500	81,000	101,250	121,500
400, 000	54,000	108,000	135,000	162,000
500,000	67,500	135,000	168,750	202,500
600,000	81,000	162,000	202,500	243,000
700,000	94,500	189,000	236,250	283,500
800,000	108,000	216,000	270,000	324,000
900,000	121,500	243,000	303,750	364,500
1,000,000	135,000	270,000	337,500	405,000
1,100,000	148,500	297,000	371,250	445,500
1,200,000	162,000	324,000	405,000	486,000

      Pensions are computed on a straight-life annuity basis and are not reduced for Social Security or other offset amounts. Participants receive a pension based upon average compensation in the three highest consecutive calendar years multiplied by the number of years of service, times 1.35%. Since July 1, 2002, accrual rates under the Company's qualified retirement plan for certain named executives in the Summary Compensation Table are 3.85% for Mr. Fix and 1.35% for all other named executives in the Summary Compensation Table. In addition, participants who were ever employed by the Company in the position of Corporate Vice President, Senior Vice President,


Executive Vice President, General Counsel, Group Vice President or Division Presidents receive an accrual rate of 1.35%. Average annual compensation is determined by adding the three highest consecutive years' earnings (salary, bonus, and any payouts from awards of Performance Share Units) and dividing by three. From December 31, 1997 through June 30, 2002, the accrual rates were as follows: Mr. Fix: 3.85% (from December 3, 2001, his date of hire, through June 30, 2002); Mr. Storch and Ms. Rosen: 2.35%; any participant ever employed by the Company in the capacity of Corporate Vice President, Senior Vice President, Executive Vice President, General Counsel or Group Vice President: 2.35%; any participant ever employed by the Company in the capacity of Division President: 1.60%.

      The Internal Revenue Code of 1986, as amended, limits the benefits which may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, the Company has a non-qualified Supplemental Retirement Plan to provide for the full payment of the above pensions to the extent the pension amounts exceed tax-qualified limits. The pension amounts that exceed tax-qualified limits are accounted for by the Company as an operating expense and are accrued over the expected working career of the employee.

      As a mechanism for funding the pension amounts that exceed the tax-qualified limits, in fiscal year 2000 the Company issued restricted stock to salaried employees who are projected to have an unfunded Supplemental Retirement Plan benefit greater than 20% of his/her total retirement benefit. The restricted stock was issued pursuant to the 1998 Long-Term Incentive Plan ("LTIP"). The number of shares of restricted stock issued to each such employee was dependent upon his/her age in fiscal year 2000. For each such employee between ages 55 and 60, 50% of the Supplemental Retirement Plan benefit is funded with restricted stock. For each such employee between ages 60 and 63, 75% of the obligation is funded with restricted stock, and for each such employee age 63 and older, 85% of the obligation is funded with restricted stock. Each such employee made an election to participate in this restricted stock award. At the employee's respective retirement, if the value of the restricted stock equals or exceeds the value of the supplemental benefit, the restricted stock only shall be issued. If the value of the stock is less than the calculated supplemental benefit, cash shall be used to satisfy the remaining unfunded supplemental pension benefit.

      The compensation covered by the pension benefit is based on the combined amounts set forth under the headings "Salary" (on a calendar year basis) and "Bonus" of the Summary Compensation Table. In addition, any payouts from awards of Performance Share Units (see the table on page 15 of this Proxy Statement) is added to the compensation covered by the pension benefit. Restricted stock grants or awards, gains on any deferrals made into the Management Stock Purchase Program, and any gain on the exercise of stock options are not included in the pension plan calculation. The years of credited service as of June 30, 2005 for the executive officers named on the Summary Compensation Table are as follows: Roger L. Fix, 4 years; Christian Storch, 6 years; Deborah A. Rosen, 19 years; Duane Stockburger, 8 years; and Randy Scott, 3 years.

Employment and Consulting Agreements and Change in Control Arrangements

Employment Agreements

      Mr. Fix, Mr. Storch, Ms. Rosen and Messrs. Stockburger and Scott each have employment agreements with the Company, which provide for full-time employment for Mr. Fix through December 31, 2006, for Mr. Storch through December 31, 2007, for Ms. Rosen through December


31, 2005, for Mr. Stockburger through December 31, 2006 and for Mr. Scott through June 30, 2006. The agreements of Mr. Storch, Ms. Rosen, and Mr. Scott are all currently in automatic renewal periods; the initial term of each agreement expired on December 31, 2004; December 31, 2002; and June 30, 2004, respectively. Mr. Stockburger's initial employment agreement expired on June 30, 2005, and an agreement with an effective date of August 29, 2005 is currently in place. Please note that there was no interruption in Mr. Stockburger's service, and that the terms of his current agreement are substantially the same as his prior agreement. The agreements of Mr. Fix, Mr. Storch and Ms. Rosen provide for automatic renewal for two consecutive three-year terms unless, under Mr. Storch's and Ms. Rosen's agreements, notice of termination is given one year prior to the end of the then current term. Mr. Fix's agreement provides for a 30 day termination notice during any initial or renewal term. Mr. Scott's agreement provides for automatic one-year renewals from July 1 through June 30 of each succeeding year, unless terminated with a 30 day termination notice during any initial or renewal term. There is no renewal provision for Mr. Stockburger's agreement, which may be terminated on 90 days written notice. The agreements provide for the payment of minimum annual compensation to the executives along with participation in benefit programs available to all executives. Their respective agreements prohibit Mr. Fix, Mr. Storch and Ms. Rosen from competing with the present or future business of the Company for two years subsequent to the termination of their respective employments. The period of Messrs. Stockburger's and Scott's non-compete covenant is one year. Mr. Fix presently receives base compensation under his agreement at an annual rate of $625,000, Mr. Storch receives $270,000, Ms. Rosen receives $255,000, Mr. Stockburger receives $270,000 and Mr. Scott receives $255,000.

      The respective employment agreements of Mr. Fix, Mr. Storch, Ms. Rosen and Messrs. Stockburger and Scott contain provisions that protect the executives from termination of employment in the event of a hostile change in control as defined in their employment agreements. These provisions require, in the event of termination subsequent to such a change in control, payment of three times (one time for Messrs. Stockburger and Scott) the respective executive's then current, annual base salary and bonus, 100% vesting in all benefit plans in which the executive participates and three additional years (one year for Messrs. Stockburger and Scott) of benefit service credited to the executive under the Company's retirement plans. Additionally, all life and medical insurance plans would be continued for three years (one year for Messrs. Stockburger and Scott) for each terminated executive.

      Further, the employment agreements of Mr. Fix, Mr. Storch and Ms. Rosen contain provisions providing that, in the event of a hostile change in control as defined in their employment agreements, and if in such event the Internal Revenue Service (the "IRS") imposes an excise tax on the payments received under the respective employment agreements, then the Company will fully fund any excise tax assessed against the named executive, such that the payments received by the named executive will not be reduced by any IRS-imposed tax penalty.

OTHER INFORMATION CONCERNING THE COMPANY
BOARD OF DIRECTORS AND ITS COMMITTEES

      Eight meetings of the Board of Directors were held during the fiscal year ended June 30, 2005, three of which were conducted telephonically. Each incumbent director of the Company attended at least 75% of the meetings held during the year by the Board and all committees on which the director served. In July, 2003, the Board adopted Corporate Governance Guidelines which set forth the policies and procedures for the effective performance of management duties by the Board of Directors. These Guidelines can be found on the Company's website at www.standex.com under the heading Corporate Governance.

Compensation Committee

      The Board has a Compensation Committee consisting of Messrs. Greeley (Chairman), Cannon, Hogan and Muller. During fiscal 2005, the Committee held six meetings. The Committee makes recommendations to the Board on the compensation of the top management of the Company and reviews the compensation of top divisional management of the Company. Between meetings of the Board of Directors, the Committee exercises the powers of the Board pertaining to the Employee Stock Purchase Plan, the 1994 Stock Option Plan and the 1998 Long-Term Incentive Plan.

Audit Committee

      Messrs. Fenoglio (Chairman), Chorman, Fickenscher and Greeley served during fiscal year 2005 on the Company's Audit Committee. All of these directors are independent as defined by the New York Stock Exchange rules. The Board of Directors has designated Mr. Fenoglio as an "audit committee financial expert" as defined by the New York Stock Exchange rules. During fiscal 2005, the Committee met on thirteen occasions. The Audit Committee reviews, both prior to and after the audit, the Company's financial reporting function, the scope and results of the audit performed (or to be performed) by the independent auditors of the Company and the adequacy of the Company's internal controls and reports thereon to the Board of Directors. The Committee operates pursuant to a charter, which may be found on the Company's website at www.standex.com. The report of the Committee for the past fiscal year appears below.

Audit Committee Report

      The Audit Committee of the Board of Directors (the "Committee") is entirely made up of independent directors as defined in the New York Stock Exchange listing standards. It operates pursuant to a written charter, which may be reviewed on the Company's website at www.standex.com.

      The Committee reviews Standex's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. The independent auditors are responsible for expressing opinions on the conformity of the Company's audited financial statements with U.S. generally accepted accounting principles and on management's assessment of the effectiveness of the Company's internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes on behalf on the Board of Directors.

      The Audit Committee pre-approves all audit and non-audit services performed by the independent auditor, as well as respective fees. The Audit Committee will periodically grant general pre-approval of certain audit and non-audit services. Any other services must be specifically approved by the Audit Committee. In periods between Audit Committee meetings, the Audit Committee may delegate authority to one member to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee.

      In this context, the Committee has reviewed and discussed with management and the independent auditors the audited financial statements, management's assessment of the effectiveness of the Company's internal control over financial reporting, and the auditors' evaluation of the Company's internal control over financial reporting. The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No.


61 (Communication with Audit Committees), as amended by Statements on Auditing Standards Nos. 89 and 90. In addition, the Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Finally, the Committee has considered whether the independent auditors' provision of non-audit services to the Company is compatible with maintaining the auditors' independence.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended June 30, 2005, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

William R. Fenoglio, Chairman
Thomas E. Chorman
Gerald H. Fickenscher
Walter F. Greeley

Corporate Governance/Nominating Committee Report

      The Corporate Governance/Nominating Committee of the Board of Directors, comprised of Messrs. Muller (Chairman), Greeley and King, all of whom the Board determined to be "independent" within the meaning given to that term under the rules of the New York Stock Exchange ("NYSE"), is responsible for developing, reviewing, maintaining and recommending to the Board principles and guidelines of corporate governance for the operations of the Board and insuring the Board's compliance with applicable regulations and standards of the SEC and NYSE. The Committee also recommends to the Board candidates for consideration for Board membership.

      The Committee Charter, adopted by the Board of Directors in July, 2003, describes its duties and responsibilities in greater detail. Stockholders and others may access the Charter through the Corporate Governance section of the Company's website at www.standex.com.

During fiscal year 2005, the Committee met on four occasions.

Process for Identifying and Evaluating Candidates for Director

      The Corporate Governance/Nominating Committee considers candidates for Board membership suggested by its members and other directors, as well as management and shareholders. The Committee may also retain a third party executive search firm to identify candidates. When such a search firm is engaged, the Committee sets the fees and scope of engagement. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Committee in writing using the procedures described below under Communications with Directors, attaching any supporting material the shareholder considers appropriate. Nominees recommended by shareholders are subject to the same evaluation process described herein as all other prospective candidates.

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      The Committee will review and evaluate each candidate it believes merits serious consideration, taking into account all available information concerning the candidate, the qualifications for Board membership established by the Committee and described below, the existing composition and mix of talent and expertise on the Board, the balance between management and independent directors and other factors it deems relevant.

      The Committee evaluates each prospective candidate against the standards and qualifications set forth in the Company's Corporate Governance Guidelines (found at the Company's website), as well as by criteria of preferred experiences and qualities established by the Committee. The qualifications the Committee prefers include various professional experience requirements (including familiarity with manufacturing, international business and financial accounting and controls) and personal qualities (including integrity, judgment, both the capacity and desire to make a significant time commitment to the Board, and a commitment to become a shareholder).

      In connection with this evaluation, the Committee decides whether to interview the prospective nominee and, if warranted, invites the President and CEO and the Chairman of the Board also to meet with prospective candidates. The Committee Chairman conducts due diligence in checking each candidate's references. After completing this evaluation and interview process, the Committee forwards all pertinent materials and makes a recommendation to the full Board in advance of a meeting in which the Committee will propose a candidate for Board action. The Board then acts on the election of the candidate or nomination for consideration of shareholders.

      While the Corporate Governance/Nominating Committee had a longstanding policy of accepting nominees for directors directly from shareholders, this informal policy had not previously been memorialized. During fiscal 2004, the Committee formalized this policy, and it now appears in the Corporate Governance Guidelines.

Executive Sessions of Non-Management Directors

      Under the Board's Corporate Governance Guidelines, the non-management directors of the Board meet in regularly scheduled executive sessions. These scheduled sessions are generally presided over by Mr. King, Vice Chairman of the Board.

Director Attendance Policy

      It is the policy of the Board, pursuant to its Corporate Governance Guidelines, that each director has a duty to attend, whenever possible, all meetings of the Board and of each Committee on which the director serves and to review in advance all meeting materials. In addition, each director is expected to attend the Annual Meeting of Shareholders. In fiscal 2005, all directors attended the Annual Meeting with the exception of Mr. Cannon, who had conflicting professional obligations which did not permit him to attend.

Committee and Director Evaluations

      Written questionnaires prepared by the Corporate Governance/Nominating Committee are used by the directors to evaluate the Board as a whole and each of its standing Committees. The evaluation process was completed for the first time in fiscal year 2004 and continued to be utilized in fiscal 2005. The Company intends to repeat this process annually. Directors submit completed questionnaires to the Chief Legal Officer, who summarizes the results without attribution, and


forwards the summary to the Committee chairman, who reported the results to the Board and to each Committee. The full Board discusses summaries of the assessments and Committee evaluations with a view to enhancing the overall performance of the Board.

Communicating with Directors

      The Board of Directors welcomes shareholder input and suggestions. The Board of Directors will regard all appropriate communication from shareholders seriously and will promptly address it. The Board has adopted the following procedure for shareholders and other interested parties to contact members of the Board, its committees and the non-management directors as a group. Correspondence, addressed to any individual director, group or committee chair or the Board as a whole, should be sent c/o the Corporate Governance Officer, Standex International Corporation, 6 Manor Parkway, Salem, NH 03079. Shareholders may also communicate electronically by sending an email to Boardofdirectors@standex.com. The message line should specify the individual director, committee or group that the shareholder wishes to contact.

      All communication will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. The Corporate Governance Officer shall use discretion in declining to forward communication unrelated to the duties and responsibilities of the Board, including but not limited to communication in the nature of advertisements or promotions, employment inquiries or resumes, surveys or other forms of mass mailings. However, all communication, regardless of its nature, will be cataloged, archived and periodically reported to the Board for its information and use.

CORPORATE GOVERNANCE/NOMINATING COMMITTEE
H. Nicholas Muller, III, Chairman
Thomas L. King
Walter F. Greeley

Directors' Fees

      During the fiscal year, the Compensation Committee of the Board engaged an outside compensation consulting firm to conduct a review of current directors' fees. After a review of the study, the Committee concluded that the annual directors' fees, committee chair fees and meeting fees were all below the market median for peer groups of the Company. In order to bring the total fees for directors in line with peer companies, the Committee recommended, and the Board approved, the following changes: (i) the Board annual retainer remained at $22,000 but each non-employee director may, at his option, elect to defer all or a portion of his respective retainer for the purpose of purchasing restricted stock pursuant to the Management Stock Purchase Program of the 1998 Long-Term Incentive Plan (the "Plan"); (ii) committee fees were increased from $750 to $1,000 for live meetings and from $500 to $750 for telephone meetings; (iii) Audit Committee chair fees were increased from $1,000 to $4,000 in recognition of the increased obligations under Sarbanes-Oxley and New York Stock Exchange requirements; (iv) chair fees for the Investment, Compensation and Nominating and Corporate Governance Committees were increased from $1,000 to $2,000. In addition, in October 2004, each independent director received a grant of 895 Restricted Share Units in order to bring the directors' compensation more in line with peer groups of the Company. These shares were granted pursuant to the 1998 Long-Term Incentive Plan of the Company. The shares will become vested three years after the date of grant. Dividends, accrued

over the vesting period, are paid in cash upon full vesting. No retirement benefits or perquisites are provided to the directors of the Company.

      The terms of participation of non-employee directors in the MSPP portion of the Plan are the same as for all other participants, as described on page 11 of this Proxy Statement. The number of shares that will be purchased at the end of the three year holding cycle will be determined by dividing the retainer of $22,000 (or the then-current annual retainer) by the closing price of the Company stock on the close of business on the date of the Annual Meeting of Shareholders on the date of vesting.

      In addition, in December 2004, the Compensation Committee recommended, and the Board approved, that Chairman Edward J. Trainor receive annual compensation of $50,000 for his service as Chairman, in addition to Board member compensation equivalent to that received by the independent directors. This Chairman's compensation commenced on January 1, 2005.

Indebtedness of Management

      During fiscal year 2003, the Company prohibited executive officers and directors from participating in its Stock Option Loan Plan. Pursuant to the Sarbanes-Oxley Act of 2002, public companies (including the Company) are prohibited from making loans or otherwise extending or arranging for credit for executive officers or directors.

All loans previously extended by the Company to executive officers or directors under its Stock Option Loan Plan have been repaid in full at market interest rates.

INDEPENDENT AUDITORS' FEES

The following table summarizes the aggregate fees billed to the Company by the independent auditor:

($ in thousands)	2005	2004

Audit Fees (a)	$2,444	$1,343
Audit-Related Fees (b)	20	37
Tax Fees (c)	167	872
All Other Fees (d)	0	0

Total	$2,631	$2,286

(a)	Fees for audit services billed related to fiscal years 2005 and 2004 consisted substantially of the following:
*	Audit of the Company's annual financial statements
*	Reviews of the Company's quarterly financial statements
*	Debt and Environmental Compliance letters
*	Fees for Sarbanes-Oxley related services
(b)	Fees for audit-related services billed in fiscal years 2005 and 2004 consisted of the following:
*	Agreed upon procedures related to dispositions

(footnotes continued on following page)

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(c)	Fees for tax services billed in 2005 and 2004 consisted substantially of the following:
	*	Support for amended R&D tax credit claims
	*	VAT compliance and reporting
	*	Tax software licensing fees
	*	Preparation of Quarterly Form 843
	*	Assistance with Massachusetts Department of Revenue Examination in fiscal year 2005
	*	Preparation of original and amended tax returns in fiscal year 2004
	*	Tax payment planning services in fiscal year 2004 with respect to proposed transactions

      In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Company management and the independent auditor to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission ("SEC") to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

      The services performed by the independent auditor in fiscal year 2005 were approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its September 2, 2003 meeting and as amended at the May 4, 2004 meeting.

      As required by the policy, annually the Audit Committee is provided a description of the services to be provided for each category and fees to be incurred. The policy describes the permitted audit, audit-related, tax, and other services that the independent auditor may perform, and the Audit Committee approves the established level of fees for the respective fiscal year. Any subsequent requests for audit, audit-related, tax and other services not previously submitted and approved by the Audit Committee for specific pre-approval may not commence until such approval has been granted.

      A quarterly status of the actual services performed to date is provided to the Audit Committee by the independent auditor. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee for services not to exceed $50,000. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted such specific pre-approval.

      A copy of the Company's Annual Report on Form 10-K has been mailed along with this Notice of Annual Meeting and Proxy Statement to shareholders. Additional copies of the Company's Annual Report on Form 10-K may be obtained, without charge, by writing to Standex International Corporation, Investor Relations Department, 6 Manor Parkway, Salem, NH 03079. Alternatively, Form 10-K may be reviewed on line at: www.standex.com.

OTHER PROPOSALS

      Management does not know of any other matters which may come before the meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Section 16(a) Beneficial Ownership Reporting Compliance

      Pursuant to the Securities Exchange Act of 1934, the Company's executive officers, directors and persons who own more than 10% of the Company's Common Stock are required to file reports of ownership and changes in ownership in the Common Stock of the Company under Section 16(a) with the Securities and Exchange Commission and the New York Stock Exchange with copies of those reports filed with the Company.

      Based solely upon a review of the copies of the reports furnished to the Company, the Company believes that during fiscal 2005 all executive officers, directors and persons holding more than 10% of the Company's Common Stock have complied with such filing requirements, except as follows.

      In October, 2004, when Director William Fenoglio was awarded certain Restricted Stock Units, it was discovered that the Company did not have the proper software identity codes for Mr. Fenoglio in order to electronically notify the SEC of this acquisition and file the proper paperwork on Mr. Fenoglio's behalf. This oversight caused a one day delay in reporting the share acquisition.

On January 4, 2005, named executive officer Duane Stockburger exercised certain options, which exercise was not reported by the Company until January 21, 2005 due to an internal administrative error.

Company reporting protocols have been updated to ensure that, to the maximum degree possible, filings shall be timely and accurate.

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for consideration at the 2006 Annual Meeting of Stockholders must submit such proposal to the Company, in writing, on or before May 14, 2006.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by the Company on or before July 30, 2006.

By the Board of Directors

/s/ Deborah A. Rosen

Deborah A. Rosen, Secretary

September 19, 2005

APPENDIX A

STANDEX INTERNATIONAL CORPORATION
1998 LONG TERM INCENTIVE PLAN

(Amended and Restated as of July 27, 2005, subject to stockholder approval)

1. DEFINITIONS.

"Award" means, individually or collectively, a grant under the Plan of Non-Statutory Stock Options, Incentive Stock Options, Stock Awards and Performance Awards.

"Award Agreement" means an agreement evidencing and setting forth the terms of an Award.

"Board of Directors" means the board of directors of the Company.

      "Change in Control" means a change in control as defined below. Notwithstanding any other provision to the contrary in this Plan, in the event of a Change in Control, all Options outstanding as of the date on which such Change in Control occurs shall become fully vested and exercisable in full, whether or not otherwise exercisable in accordance with their terms.

A "Change in Control" shall occur or be deemed to have occurred only if any of the following events occur:

(a)

any "person", as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, (the "1934 Act"), (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13(d) under the 1934 Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

(b)

individuals who, as of July 29, 1998, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to July 29, 1998, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the 1934 Act) shall be, for purposes of this Section, considered a member of the Incumbent Board;

(c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of


the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 20% of the combined voting power of the Company's then outstanding securities; or

(d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the committee designated by the Board of Directors, pursuant to Section 2 of the Plan.

"Common Stock" means the Common Stock of the Company, par value, $1.50 per share.

"Company" means Standex International Corporation.

"Date of Grant" means the effective date of an Award.

      "Disability" means any mental or physical condition with respect to which the Participant qualifies for and receives benefits for under a long-term disability plan of the Company or any subsidiary corporation, or in the absence of such a long-term disability plan or coverage under such a plan, "Disability" shall mean a physical or mental condition which, in the sole discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent the Participant from fulfilling his duties or responsibilities to the Company or any subsidiary corporation.

"Effective Date" means the date the Plan is approved by a majority of the shareholders, as provided for in Section 19 of the Plan.

"Employee" means any person employed by the Company or any subsidiary corporation. Directors who are employed by the Company or any subsidiary corporation shall be considered Employees under the Plan.

"Exchange Act" or the "1934 Act" means the Securities Exchange Act of 1934, as amended.

"Exercise Price" means the price at which a Participant may purchase a share of Common Stock pursuant to an Option.

"Fair Market Value" means the market price of Common Stock, determined by the Committee as follows:

(a)

If the Common Stock was traded on the date in question on The New York Stock Exchange then the Fair Market Value shall be equal to the closing price quoted for such date by The New York Stock Exchange;

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(b)

If the Common Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

(c) If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in THE WALL STREET JOURNAL. The Committee's determination of Fair Market Value shall be conclusive and binding on all persons.

"Incentive Stock Option" means a stock option granted to a Participant, pursuant to Section 7 of the Plan, that is intended to meet the requirements of Section 422 of the Code.

      "Non-Statutory Stock Option" means a stock option granted to a Participant pursuant to the terms of the Plan, but which is not intended to be and is not identified as an Incentive Stock Option or a stock option granted under the Plan which is intended to be and is identified as an Incentive Stock Option but which does not meet the requirements of Section 422 of the Code.

"Option" means an Incentive Stock Option or Non-Statutory Stock Option.

"Outside Director" means a member of the Board of Directors of the Company or any subsidiary corporation who is not also an Employee of the Company or any subsidiary corporation.

"Participant" means any person who holds an outstanding Award.

"Performance Award" means an Award granted to a Participant pursuant to Section 9 of the Plan.

"Plan" means this Standex International Corporation 1998 Long Term Incentive Plan.

      "Retirement" means retirement from employment with the Company or any subsidiary corporation in accordance with the retirement policies of the Company or any subsidiary corporation, as applicable, then in effect. "Retirement" with respect to an Outside Director means the termination of service from the Board of Directors of the Company or any subsidiary corporation following written notice to the Board of Directors of such Outside Director's intention to retire.

"Stock Award" means an Award granted to a Participant pursuant to Section 8 of the Plan.

      "Termination for Cause" shall mean, in the case of an Outside Director, removal from the Board of Directors or, in the case of an Employee, unless defined differently under any employment agreement with the Company or any subsidiary corporation, termination of employment, because of a material loss or injury to the Company or any subsidiary corporation, or misconduct in the performance of the Employee's employment duties, as determined by and in the sole discretion of the Board of Directors or its designee(s).

2. ADMINISTRATION.

(a)

The Committee shall administer the Plan. The Committee shall consist of two or more disinterested directors of the Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be "disinterested" only if he satisfies (i) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code. The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the Company or any subsidiary corporation who need not be disinterested and who may grant Awards and administer the Plan with respect to Employees and Outside Directors who are not considered officers or directors of the Company under Section 16 of the Exchange Act or for whom Awards are not intended to satisfy the provisions of Section 162(m) (or its successor) of the Code.

(b)

The Committee shall (i) select the Employees and Outside Directors who are to receive Awards under the Plan, (ii) determine the type, number, vesting requirements and other features and conditions of such Awards, (iii) interpret the Plan and (iv) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

(c)

Each Award shall be evidenced by a written agreement ("Award Agreement") containing such provisions as may be approved by the Committee. Each Award Agreement shall constitute a binding contract between the Company or any subsidiary corporation and the Participant, and every Participant, upon acceptance of the Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be in accordance with the Plan, but each Award Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular and at a minimum, the Committee shall set forth in each Award Agreement (i) the type of Award granted (ii) the Exercise Price of any Option, (iii) the number of shares subject to the Award, (iv) the expiration date of the Award, (v) the manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Award, and (vi) the restrictions, if any, placed upon such Award, or upon shares which may be issued upon exercise of such Award. The Chairman of the Committee and such other directors and officers as shall be designated, in writing, by the Committee is hereby authorized to execute Award Agreements on behalf of the Company or any subsidiary corporation and to cause them to be delivered to the recipients of Awards.

(d)

The Committee may delegate, in writing, all authority for: (i) the determination of forms of payment to be made by or received by the Plan and (ii) the execution of any Award Agreement. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Company or any subsidiary corporation for determinations to be made pursuant to the Plan, including the satisfaction of any conditions of a Performance Award. However, only the Committee or a portion of the

Committee may certify the attainment of any conditions of a Performance Award intended to satisfy the requirements of Section 162(m) of the Code.

3. TYPES OF AWARDS AND RELATED RIGHTS.

The following Awards may be granted under the Plan:

(a)	Non-Statutory Stock Options.

(b)	Incentive Stock Options.

(c)	Stock Awards.

(d)	Performance Awards.

4. STOCK SUBJECT TO THE PLAN.

      Subject to adjustment as provided in Section 14 of the Plan, all of the shares of Common Stock which have been approved prior to October 25, 2005, by the stockholders of the Company for issuance pursuant to the exercise of Options may also be used for Stock Awards. The shares of Common Stock issued under the Plan may be either authorized but unissued shares or authorized shares previously issued and acquired or reacquired by the Company. To the extent that Options are granted under the Plan, the shares underlying such Options will be unavailable for any other use including future grants under the Plan except that, to the extent that such Options terminate, expire, or are forfeited without having been exercised, new Awards may be made with respect to these shares.

5. ELIGIBILITY.

      Subject to the terms of the Plan, all Employees and Outside Directors shall be eligible to receive Awards under the Plan. In addition, the Committee may grant eligibility to consultants of the Company or any subsidiary corporation.

6. NON-STATUTORY STOCK OPTIONS.

      The Committee may, subject to the limitations of this Plan and the availability of shares of Common Stock reserved but not previously awarded under the Plan, grant Non-Statutory Stock Options to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a)

Exercise Price. The Committee shall determine the Exercise Price of each Non-Statutory Stock Option. However, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant.

(b)

Terms of Non-Statutory Stock Options. The Committee shall determine the term during which a Participant may exercise a Non-Statutory Stock Option, but in no event may a Participant exercise a Non-Statutory Stock Option, in whole or in part, more than ten (10) years from the Date of Grant. The Committee shall also determine the date on which each Non-Statutory Stock Option, or any part thereof, first becomes exercisable and any terms


or conditions a Participant must satisfy in order to exercise each Non-Statutory Stock Option. The shares of Common Stock underlying each Non-Statutory Stock Option may be purchased in whole or in part by the Participant at any time following the date on which such Non-Statutory Stock Option, or any portion thereof, becomes exercisable.

(c)

Non-Transferability. Unless otherwise determined by the Committee in accordance with this Section 6(c), a Participant may not transfer, assign, hypothecate, or dispose of in any manner, other than by will or the laws of intestate succession, a Non-Statutory Stock Option. The Committee may, however, in its sole discretion, permit transferability or assignment of a Non-Statutory Stock Option if such transfer or assignment is, in its sole determination, for valid estate planning purposes and such transfer or assignment is permitted under the Code and Rule 16b-3 under the Exchange Act. For purposes of this Section 6(c), a transfer for valid estate planning purposes includes, but is not limited to: (a) a transfer to a revocable inter vivos trust as to which the Participant is both the settlor and trustee, or (b) a transfer for no consideration to: (i) any member of the Participant's Immediate Family, (ii) any trust solely for the benefit of members of the Participant's Immediate Family, (iii) any partnership whose only partners are members of the Participant's Immediate Family, and (iv) any limited liability corporation or corporate entity whose only members or equity owners are members of the Participant's Immediate Family. For purposes of this Section 6(c), "Immediate Family" includes, but is not limited to the Participant's spouse, children or grandchildren. Approval by the Committee to transfer or assign any Non-Statutory Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-Statutory Stock Option or portion thereof. The transferee or assignee of any Non-Statutory Stock Option shall be subject to all of the terms and conditions applicable to such Non-Statutory Stock Option immediately prior to the transfer or assignment and shall be subject to any other conditions proscribed by the Committee with respect to such Non-Statutory Stock Option.

(d)

Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant's employment or other service for any reason other than Retirement, Disability or death, a Change in Control, or Termination for Cause, the Participant may exercise only those Non-Statutory Stock Options that were immediately exercisable by the Participant at the date of such termination and only for a period of three (3) months following the date of such termination.

(e)

Termination of Employment or Service (Retirement). Unless otherwise determined by the Committee, in the event of a Participant's Retirement, the Participant may exercise only those Non-Statutory Stock Options that were immediately exercisable by the Participant at the date of Retirement and only for a period of three (3) years following the date of Retirement.

(f)

Termination of Employment or Service (Disability or Death). Unless otherwise determined by the Committee, in the event of the termination of a Participant's employment or other service due to Disability or death, all Non-Statutory Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period three (3) years following the date of such termination.

(g)	Termination of Employment or Service (Change in Control). Unless otherwise determined by the Committee, in the event of the termination of a Participant's employment


or service within twenty-four (24) months of a Change in Control, all Non-Statutory Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period of three (3) years following the date of such termination.

(h)

Termination of Employment or Service (Termination For Cause). Unless otherwise determined by the Committee, in the event of a Participant's Termination for Cause, all rights with respect to the Participant's Non-Statutory Stock Options shall expire immediately upon the effective date of such Termination for Cause.

(i)	Payment. Payment due to a Participant upon the exercise of a Non-Statutory Stock Option shall be made in the form of shares of Common Stock.

(j)

Maximum Individual Award. No individual Employee shall be granted an amount of Non-Statutory Stock Options, which exceeds 25% of all Options eligible to be granted under the Plan within any 12-month period.

(k)

Cancellation. Notwithstanding the foregoing, any Option may be cancelled by the Committee at any time, if in the opinion of the Committee, the Participant engages in activities contrary to the interests of the Company or any of its subsidiaries.

7. INCENTIVE STOCK OPTIONS.

      The Committee may, subject to the limitations of the Plan and the availability of shares of Common Stock reserved but unawarded under this Plan, grant Incentive Stock Options to an Employee upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a)

Exercise Price. The Committee shall determine the Exercise Price of each Incentive Stock Option. However, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted, the Employee owns or is treated as owning, for purposes of Section 422 of the Code, Common Stock representing more than 10% of the total combined voting securities of the Company ("10% Owner"), the Exercise Price shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant.

(b)

Amounts of Incentive Stock Options. To the extent the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options that are exercisable for the first time by an Employee during any calendar year under the Plan and any other stock option plan of the Company or any subsidiary corporation exceeds $100,000, or such higher value as may be permitted under Section 422 of the Code, such Options in excess of such limit shall be treated as Non-Statutory Stock Options. Fair Market Value shall be determined as of the Date of Grant with respect to each such Incentive Stock Option.

(c)

Terms of Incentive Stock Options. The Committee shall determine the term during which a Participant may exercise an Incentive Stock Option, but in no event may a Participant exercise an Incentive Stock Option, in whole or in part, more than ten (10) years from the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted to an Employee who is a 10% Owner, the Incentive Stock Option granted to such Employee


shall not be exercisable after the expiration of five (5) years from the Date of Grant. The Committee shall also determine the date on which each Incentive Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Incentive Stock Option. The shares of Common Stock underlying each Incentive Stock Option may be purchased in whole or in part at any time during the term of such Incentive Stock Option after such Option becomes exercisable.

(d)

Non-Transferability. No Incentive Stock Option shall be transferable except by will or the laws of descent and distribution and is exercisable, during his lifetime, only by the Employee to whom the Committee grants the Incentive Stock Option. The designation of a beneficiary does not constitute a transfer of an Incentive Stock Option.

(e)

Termination of Employment (General). Unless otherwise determined by the Committee, upon the termination of a Participant's employment or other service for any reason other than Retirement, Disability or death, a Change in Control, or Termination for Cause, the Participant may exercise only those Incentive Stock Options that were immediately exercisable by the Participant at the date of such termination and only for a period of three (3) months following the date of such termination.

(f)

Termination of Employment (Retirement). Unless otherwise determined by the Committee, in the event of a Participant's Retirement, the Participant may exercise only those Incentive Stock Options that were immediately exercisable by the Participant at the date of Retirement and only for a period of three (3) years following the date of Retirement. Any Option originally designated as an Incentive Stock Option shall be treated as a Non-Statutory Stock Option to the extent the Participant exercises such Option more than three (3) months following the Date of the Participant's Retirement.

(g)

Termination of Employment (Disability or Death). Unless otherwise determined by the Committee, in the event of the termination of a Participant's employment or other service due to Disability or death, all Incentive Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period three (3) years following the date of such termination. Any Option originally designated as an Incentive Stock Option shall be treated as a Non-Statutory Stock Option to the extent the Participant exercises such Option more than one (1) year following the Date of the Participant's Retirement.

(h)

Termination of Employment (Change in Control). Unless otherwise determined by the Committee, in the event of the termination of a Participant's employment or service within twenty-four (24) months of a Change in Control, all Incentive Stock Options held by such Participant shall become immediately exercisable and remain exercisable for a period of three (3) years following the date of such termination. Any Option originally designated as an Incentive Stock Option shall be treated as a Non-Statutory Stock Option to the extent the Participant exercises such Option more than one (1) year following the Date of the Participant's Retirement.

(i)

Termination of Employment (Termination For Cause). Unless otherwise determined by the Committee, in the event of an Employee's Termination for Cause, all rights under such Employee's Incentive Stock Options shall expire immediately upon the effective date of such Termination for Cause.

(j)	Payment. Payment due to a Participant upon the exercise of an Incentive Stock Option shall be made in the form of shares of Common Stock.

(k)

Maximum Individual Award. No individual Employee shall be granted an amount of Incentive Stock Options, which exceeds 25% of all Options eligible to be granted under the Plan within any 12-month period.

(l)

Disqualifying Dispositions. Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Committee of any disposition of shares of Common Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

(m)

Cancellation. Notwithstanding the foregoing, any Incentive Stock Option may be canceled by the Committee at any time, if in the opinion of the Committee, the Participant engages in activities contrary to the interests of the Company or any of its subsidiaries.

8. STOCK AWARDS.

      The Committee may, subject to the limitations of the Plan, make Stock Awards, which shall consist of the grant of some number of shares of Common Stock to eligible individuals. Stock Awards shall be made subject to the following terms and conditions:

(a)

Payment of the Stock Award. Stock Awards may only be made in whole shares of Common Stock. Stock Awards may only be granted from shares reserved under the Plan and available for award at the time the Stock Award is made to the Participant.

(b)

Terms of the Stock Award. The Committee shall determine the dates on which Stock Awards granted to a Participant shall vest and any terms or conditions which must be satisfied prior to the vesting of any installment or portion of the Stock Award including, but not limited to achievement of specific business objectives, attainment of growth rates, attainment of profit and/or other performance objectives for the Company or one of its operating units or groups to be achieved by the end of a specified period of time or other measurement of performance. Any such terms or conditions shall be determined by the Committee as of the Date of Grant.

(c)

Termination of Employment or Service. Unless otherwise determined by the Committee, upon the termination of a Participant's employment or service for any reason other than Termination for Cause, the Participant's unvested Stock Awards as of the date of termination shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void. Unless otherwise determined by the Committee, or in the event of the Participant's Termination for Cause, all unvested Stock Awards held by such Participant as of the effective date of such Termination for Cause shall be forfeited and any rights such Participant had to such unvested Stock Awards shall become null and void.

(d)

Cancellation. Notwithstanding the foregoing, any Stock Award may be canceled by the Committee at any time, if in the opinion of the Committee, the Participant engages in activities contrary to the interests of the Company or any of its subsidiaries.

(e)	Non-Transferability. Except to the extent permitted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:

(i)

The recipient of a Stock Award shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to Stock Award until full vesting of such shares has occurred. For purposes of this section, the separation of beneficial ownership and legal title through the use of any "swap" transaction is deemed to be a prohibited encumbrance.

(ii)

Unless determined otherwise by the Committee and except in the event of the Participant's death or pursuant to a domestic relations order, a Stock Award is not transferable and may be earned in his lifetime only by the Participant to whom it is granted. Upon the death of a Participant, a Stock Award is transferable by will or the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer.

(iii)

If a recipient of a Stock Award is subject to the provisions of Section 16 of the Exchange Act, shares of Common Stock subject to such Stock Award may not, without the written consent of the Committee (which consent may be given in the Award Agreement), be sold or otherwise disposed of within six (6) months following the date of grant of the Stock Award.

(f)

Accrual of Dividends. Whenever shares of Common Stock underlying a Stock Award are awarded to a Participant or beneficiary thereof under the Plan, such Participant or beneficiary shall also be entitled to receive, with respect to each such share awarded, a payment equal to any cash dividends and the number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of the Common Stock if the record date for determining shareholders entitled to receive such dividends falls between the date relevant Stock Award was granted and the date the relevant Stock Award or installment thereof is issued.

(g)

Voting of Stock Awards. After a Stock Award has been granted, but for which the shares covered by such Stock Award have not yet been vested, earned and distributed to the Participant pursuant to the Plan, the Participant shall be entitled to vote such shares of Common Stock which the Stock Award covers pursuant to the rules and procedures adopted by the Committee for this purpose.

(h)

Maximum Individual Award. No Participant eligible to receive a Stock Award may receive more than 50,000 shares of Common Stock, which Stock Awards cover in any twelve-month period, subject to adjustment as set forth in Section 14.

9. PERFORMANCE AWARDS.

(a)	The Committee may make Performance Awards under the Plan, which shall be payable in shares of Common Stock, or in the case of those executive officers of the Company who


are so designated by the Committee, in cash (which shall include any cash which is required to be used to purchase shares of Common Stock upon conditions established by the Committee), at the end of a performance measurement period determined by the Committee. Such Performance Awards shall be made subject to the following conditions:

(i)

The amount payable under a Performance Award shall be contingent upon satisfaction of any conditions related to the performance of the Company or any subsidiary corporation by which the eligible individual is employed. The performance conditions on which any Performance Award is based shall be selected by the Committee from among one or more of the following: sales or revenues; earnings, including but not limited to reported earnings, earnings from continuing operations, and earnings either before or after specific items set forth in the Company's income statement, such as interest, taxes, and/or depreciation; cash flow, including but not limited to operating cash flow and free cash flow; return on equity; return on capital; return on assets; return on investment; gross or net profit margin; working capital; productivity; operating efficiency; organic growth rates; growth and diversification through acquisitions and similar business strategies; diversification; globalization; strategic objectives, such as, without limitation, management and organizational development and reward systems, technology implementation and supply chain management; and stock price, any of which may be measured in absolute terms, or as compared to a defined benchmark, or as compared to the results of another corporation or group of corporations. Each separate Performance Award shall set forth the applicable conditions, the maximum amounts payable (which in no event shall exceed $1.5 million for any particular Performance Award), the period over which such performance shall be measured, and such other terms and conditions as are applicable to the Performance Award. Unless otherwise determined by the Committee, each Performance Award shall be granted and administered to comply with the requirements of Section 162(m) of the Code and subject to the following provisions:

Any Performance Award shall be made the earlier of: (i) 90 days after the start of the period for which the Performance Award relates, or (ii) the completion of 25% of such period. All determinations regarding the achievement of any applicable conditions will be made by the Committee. The Committee may not increase during a year the amount of a Performance Award that would otherwise be payable upon satisfaction of the conditions but may reduce or eliminate the payments as provided for in the Award Agreement.

(b)

Nothing contained in the Plan will be deemed in any way to limit or restrict the Committee from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

(c)

No Award or portion thereof that is subject to the satisfaction of any condition shall be considered to be earned or vested until the Committee certifies in writing that the conditions to which the distribution, earning or vesting of such Award is subject have been achieved.

10. DEFERRED PAYMENTS.

      The Committee, in its discretion, may permit a Participant to elect to defer receipt of all or any part of any cash or stock payment under the Plan, or the Committee may determine to defer receipt by some or all Participants, of all or part of any such payment. The Committee shall determine the terms and conditions of any such deferral, including the period of deferral, the manner of deferral, and the method for measuring appreciation on deferred amounts until their payout.

11. METHOD OF EXERCISE OF OPTIONS.

      Subject to any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Exercise Price in such form or forms, including, without limitation, payment by delivery of cash, Common Stock or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total Exercise Price, or by any combination of cash, shares of Common Stock and other consideration, including exercise by means of a cashless exercise arrangement with a qualifying broker-dealer or a constructive stock swap, as the Committee may specify in the applicable Award Agreement.

12. RIGHTS OF PARTICIPANTS.

      No Participant shall have any rights as a shareholder with respect to any shares of Common Stock covered by an Option until the date of issuance of a stock certificate for such Common Stock. Nothing contained herein or in any Award Agreement confers on any person any right to continue in the employ or service of the Company or any subsidiary corporation or interferes in any way with the right of the Company or any subsidiary corporation to terminate a Participant's services.

13. DESIGNATION OF BENEFICIARY.

      A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant's estate will be deemed to be the beneficiary.

14. DILUTION AND OTHER ADJUSTMENTS.

      In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, or in the event an extraordinary capital distribution is made, the Committee may make such adjustments to previously granted Awards, to prevent dilution, diminution, or enlargement of the rights of the Participant, including any or all of the following:

(a) adjustments in the aggregate number or kind of shares of Common Stock or other securities that may underlie future Awards under the Plan;

(b)	adjustments in the aggregate number or kind of shares of Common Stock or other securities underlying Awards already made under the Plan;

(c)	adjustments in the Exercise Price of outstanding Incentive and/or Non-statutory Stock Options.

      No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award. All Awards under this Plan shall be binding upon any successors or assigns of the Company. No fractional shares of Common Stock shall be issued under this Plan for any such adjustments. Notwithstanding the above, in the event of an extraordinary capital distribution, any adjustment under this Section 14 shall be subject to required approval by the Board of Directors.

15. TAX WITHHOLDING.

(a)

Whenever under this Plan, cash or shares of Common Stock are to be delivered upon exercise of an Award or any other event with respect to rights and benefits hereunder, the Committee shall be entitled to require as a condition of delivery (i) that the Participant remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) that the withholding of such sums come from compensation otherwise due to the Participant or from any shares of Common Stock due to the Participant under this Plan or (iii) any combination of the foregoing provided, however, that no amount shall be withheld from any cash payment or shares of Common Stock relating to an Award which was transferred by the Participant in accordance with this Plan.

(b)

If any disqualifying disposition described in Section 7(l) is made with respect to shares of Common Stock acquired under an Incentive Stock Option granted pursuant to this Plan, or any transfer described in Section 6(c) is made, or an election described in Section 16 is made, then the person making such disqualifying disposition, transfer, or election shall remit to the Company or any subsidiary corporation an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Company or any subsidiary corporation shall have the right to withhold such sums from compensation otherwise due to the Participant, or, except in the case of any transfer pursuant to Section 6(c), from any shares of Common Stock due to the Participant under this Plan.

16. NOTIFICATION UNDER SECTION 83(B).

      The Committee may, on the Date of Grant or any later date, prohibit a Participant from making the election described below. If the Committee has not prohibited such Participant from making such election, and the Participant shall, in connection with the exercise of any Option, or the grant of any Stock Award, make the election permitted under Section 83(b) of the Code (i.e., an election to include in such Participant's gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Participant shall notify the Committee of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

17. AMENDMENT OF THE PLAN AND AWARDS.

(a)

Except as provided in paragraph (c) of this Section 17, the Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided, however, that provisions governing grants of Incentive Stock Options shall be submitted for shareholder approval to the extent required by law or regulation. Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions of this Plan will remain in full force and effect. No such termination, modification or amendment may adversely affect the rights of a Participant under an outstanding Award without the written permission of such Participant.

(b)

Except as provided in paragraph (c) of this Section 17, the Committee may amend any Award Agreement, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the rights of any Participant under an outstanding Award without the written consent of such Participant.

(c) In no event shall the Board of Directors amend the Plan or shall the Committee amend an Award Agreement in any manner that has the effect of:

(i) Allowing any Option to be granted with an exercise below the Fair Market Value of the Common Stock on the Date of Grant.

(ii) Allowing the exercise price of any Option previously granted under the Plan to be reduced subsequent to the Date of Award.

(d)

Notwithstanding anything in this Plan or any Award Agreement to the contrary, if any Award or right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for such Award or right, be eligible for such accounting treatment, the Committee may modify or adjust the Award or right so that pooling of interest accounting is available.

18. NO SPECIAL EMPLOYMENT RIGHTS.

      Nothing in this Plan or in any Awards granted under this Plan shall confer upon the Award recipient any right or guaranty with respect to the continuation of his or her employment by the Company or any subsidiary corporation, subject to the terms of any separate employment agreement to the contrary. The Company reserves the right to increase or decrease the compensation of the Award recipient from the rate in existence at the time of the Award.

19. EFFECTIVE DATE OF PLAN.

The Plan shall become effective upon approval by the affirmative vote of the holders of a majority of the outstanding Common Stock of the Company.

20. TERMINATION OF THE PLAN.

      The right to grant Awards under the Plan will terminate upon the earlier of: (i) ten (10) years after the Effective Date; (ii) the issuance of a number of shares of Common Stock pursuant to the exercise of Options or the distribution of Stock Awards which is equivalent to the maximum number of shares reserved under the Plan as set forth in Section 4 hereof. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant's vested rights under a previously granted Award.

21. APPLICABLE LAW.

The Plan will be administered in accordance with the laws of the State of Delaware and applicable Federal law.

22. FOREIGN JURISDICTIONS.

      The Committee may adopt, amend and terminate such arrangements, not inconsistent with the intent of the Plan as it may deem necessary or desirable to make available tax or other benefits of the laws of the foreign jurisdictions to Participants who are subject to such laws.

(LOGO) Standex
INTERNATIONAL CORPORATION
C/O COMPUTERSHARE
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote by Internet			Vote by Telephone
OR
Log on to the Internet and go to			Call toll-free
http://www.eproxyvote.com/sxi			1-877-PRX VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

[X]	Please mark
votes as in
this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE PROPOSALS.

1.	Election of Directors.
For three year terms expiring in 2008: Nominees:
(01) Thomas E. Chorman, (02) Gerald H. Fickenscher,
(03) Roger L. Fix, (04) Daniel B. Hogan

	FOR			WITHHELD
	ALL	[ ]	[ ]	FROM ALL
	NOMINEES			NOMINEES

	[ ]		____________________________________
For all nominee(s) except as written above

2.

To approve certain amendments to the Company's 1998 Long Term Incentive Plan (the "Plan"), including an amendment to allow all shares authorized for issuance under the Plan to be used for Stock Awards as well as for all other purposes permitted by the Plan.

			FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

To transact such other business as may come before the meeting.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING					[ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT					[ ]

Sign exactly as name appears on this Proxy. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys, and corporate officers should add their full titles.

Signature:____________________ Date:________ Signature: ____________________ Date: ________

STANDEX INTERNATIONAL CORPORATION

Annual Meeting of Stockholders

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. ACCORDINLY, YOU ARE URGED TO PROMPTLY VOTE YOUR PROXY IN ACCORDANCE WITH THE INSTRUCTIONS ON THE REVERSE SIDE. IF YOU SO CHOOSE, YOU MAY VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

DETACH HERE

PROXY

STANDEX INTERNATIONAL CORPORATION

Annual Meeting of Stockholders

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoint(s) Roger L. Fix and Deborah A. Rosen as proxies, with full power of substitution, and hereby authorizes them or any of them to vote the stock of the undersigned at the Annual Meeting of Stockholders of Standex International Corporation (the "Company") to be held at Bank of America, 100 Federal Street, Boston, Massachusetts, on Tuesday, October 25, 2005 at 11:00 a.m., and at any adjournments thereof, as indicated below on the proposals described in the Notice and Proxy Statement for such meeting and in their discretion on other matters which may properly come before the meeting.

In connection with those shares (if any) held by me as a participant in the Standex Retirement Savings Plan (the "Plan"), I hereby direct the trustee of the Plan in which I participate to vote all vested shares allocated to my account under such Plan on September 6, 2005 in accordance with the instructions on the reverse side of this proxy card or, if no instructions are given, in accordance with the Board of Directors' recommendations, on all items of business to come before the Annual Meeting of Stockholders to be held on October 25, 2005 or any adjournment thereof. Under the Plan, the shares for which no signed proxy card is returned or for which voting instructions are not timely received or are improperly executed shall be voted by the trustee in the same proportions on each proposal for which properly executed instructions were timely received.

Unless otherwise instructed, this proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2.

(Important - To be Signed and Dated on Reverse Side)	SEE REVERSE
SIDE
